Exhibit 10.8







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                           RAGIN' RIBS FRANCHISE CORP.
                               FRANCHISE AGREEMENT

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December 29, 2003                                   Jonathon Massie
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EFFECTIVE DATE                                      FRANCHISE OWNER


NH - 001                                7511 N. 56th Street, Tampa FL 33617
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RESTAURANT NUMBER                             ADDRESS OF RESTAURANT



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                                TABLE OF CONTENTS
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                                                                                                                Page

1.    INTRODUCTION................................................................................................1

   1.1   THE RAGIN' RIBS(SM) SYSTEM...............................................................................1
   1.2   ACKNOWLEDGMENTS..........................................................................................1
   1.3   REPRESENTATIONS..........................................................................................2
   1.4   NO WARRANTIES............................................................................................3
   1.5   BUSINESS ORGANIZATION....................................................................................3

2.    GRANT AND TERM..............................................................................................4

   2.1   GRANT OF FRANCHISE.......................................................................................4
   2.2   RIGHTS WE RESERVE........................................................................................4

3.    SITE SELECTION AND DEVELOPMENT..............................................................................5

   3.1   SITE SELECTION...........................................................................................5
   3.2   TRADE AREA...............................................................................................5
   3.3   LEASE OF SITE............................................................................................6
   3.4   OWNERSHIP AND FINANCING..................................................................................7

4.    RESTAURANT DEVELOPMENT, DECOR AND OPERATING ASSETS..........................................................8

   4.1   RESTAURANT DEVELOPMENT...................................................................................8
   4.2   DECOR....................................................................................................9
   4.3   OPERATING ASSETS AND RESTAURANT MATERIALS................................................................9
   4.4   CHANGES TO APPROVED SUPPLIERS............................................................................9
   4.5   RESTAURANT OPENING.......................................................................................9

5.    FEES.......................................................................................................10

   5.1   INITIAL FRANCHISE FEE...................................................................................10
   5.2   ROYALTY.................................................................................................10
   5.3   ADVERTISING AND MARKETING FEE...........................................................................10
   5.4   ELECTRONIC FUNDS TRANSFER...............................................................................10
   5.5   DEFINITION OF "GROSS SALES."............................................................................11
   5.6   INTEREST ON LATE PAYMENTS...............................................................................11
   5.7   LATE PAYMENT PENALTIES..................................................................................11
   5.8   DISHONORED CHECK CHARGE.................................................................................11
   5.9   APPLICATION OF PAYMENTS.................................................................................11
   5.10     PAYMENT OFFSETS......................................................................................11

6.    TRAINING AND ASSISTANCE....................................................................................12

   6.1   INITIAL TRAINING........................................................................................12
   6.2   PRE-OPENING ASSISTANCE..................................................................................12
   6.3   PERIODIC TRAINING.......................................................................................12
   6.4   GENERAL GUIDANCE........................................................................................12

7.    MARKS......................................................................................................13

   7.1   OWNERSHIP AND GOODWILL OF MARKS AND THE ART.............................................................13
   7.2   LIMITATIONS ON YOUR USE OF MARKS........................................................................13
   7.3   NOTIFICATION OF INFRINGEMENTS AND CLAIMS................................................................13
   7.4   DISCONTINUANCE OF USE OF MARKS..........................................................................13

8.    CONFIDENTIAL INFORMATION...................................................................................14

   8.1   TYPES OF CONFIDENTIAL INFORMATION.......................................................................14
   8.2   DISCLOSURE AND LIMITATIONS ON USE.......................................................................15
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
   8.3   CONFIDENTIALITY OBLIGATIONS.............................................................................15
   8.4   EXCEPTIONS TO CONFIDENTIALITY...........................................................................15

9.    EXCLUSIVE RELATIONSHIP.....................................................................................16


10.   OPERATION AND SYSTEM STANDARDS.............................................................................16

   10.1     OPERATIONS MANUAL....................................................................................16
   10.2     COMPLIANCE WITH SYSTEM STANDARDS.....................................................................17
   10.3     MODIFICATION OF SYSTEM STANDARDS.....................................................................18
   10.4     INTERIOR AND EXTERIOR UPKEEP.........................................................................19
   10.5     HOURS OF OPERATION...................................................................................19
   10.6     ACCOUNTING, COMPUTERS AND RECORDS....................................................................19
   10.7     TRADE ACCOUNTS AND TAXES.............................................................................19
   10.8     PROPRIETARY MATERIALS................................................................................19
   10.9     APPROVED PRODUCTS....................................................................................19
   10.10    MANAGEMENT...........................................................................................20
   10.11    PERSONNEL............................................................................................20
   10.12    SYSTEM TECHNOLOGIES..................................................................................20

11.   ADVERTISING AND PROMOTION..................................................................................20

   11.1     ESTABLISHMENT OF NATIONAL ADVERTISING FUND...........................................................20
   11.2     USE OF THE FUNDS.....................................................................................21
   11.3     ACCOUNTING FOR THE FUND..............................................................................21
   11.4     ADVERTISING FUND LIMITATIONS.........................................................................21
   11.5     ADVERTISING AND PROMOTION............................................................................22
   11.6     WEBSITES.............................................................................................22
   11.7     LOCAL ADVERTISING....................................................................................22
   11.8     CO-OP PARTICIPATION AND CONTRIBUTIONS................................................................23
   11.9     PROMOTION OF THE FRANCHISE SYSTEM....................................................................23

12.   RECORDS, REPORTS AND FINANCIAL STATEMENTS..................................................................23

   12.1     ACCOUNTING SYSTEM....................................................................................23
   12.2     REPORTS..............................................................................................23
   12.3     ACCESS TO INFORMATION................................................................................24

13.   INSPECTIONS AND AUDITS.....................................................................................24

   13.1     OUR RIGHT TO INSPECT THE RESTAURANT..................................................................24
   13.2     OUR RIGHT TO AUDIT...................................................................................24

14.   TRANSFER...................................................................................................25

   14.1     BY US................................................................................................25
   14.2     BY YOU...............................................................................................25
   14.3     CONDITIONS FOR APPROVAL OF TRANSFER..................................................................26
   14.4     TRANSFER TO A BUSINESS ENTITY........................................................................27
   14.5     TRANSFER UPON DEATH OR DISABILITY....................................................................27
   14.6     OPERATION UPON DEATH OR DISABILITY...................................................................28
   14.7     EFFECT OF CONSENT TO TRANSFER........................................................................28

15.   SUCCESSOR TERMS............................................................................................28

   15.1     ACQUISITION..........................................................................................28
   15.2     GRANT................................................................................................29
   15.3     AGREEMENTS/RELEASES..................................................................................29
   15.4     TRAINING AND REFRESHER PROGRAMS......................................................................30
   15.5     FEES AND EXPENSES....................................................................................30
   15.6     SUBSEQUENT SUCCESSOR FRANCHISES......................................................................30
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
16.   TERMINATION OF AGREEMENT...................................................................................30

   16.1     ON NOTICE............................................................................................30
   16.2     AFTER NOTICE.........................................................................................32

17.   RIGHTS AND OBLIGATIONS UPON TERMINATION....................................................................32

   17.1     PAYMENT OF AMOUNTS OWED TO US........................................................................32
   17.2     MARKS................................................................................................33
   17.3     CONFIDENTIAL INFORMATION.............................................................................33
   17.4     COMPETITIVE RESTRICTIONS.............................................................................33
   17.5     OUR RIGHT TO PURCHASE................................................................................34
   17.6     CONTINUING OBLIGATIONS...............................................................................36

18.   RELATIONSHIP OF THE PARTIES/INDEMNIFICATION................................................................36

   18.1     INDEPENDENT CONTRACTORS..............................................................................36
   18.2     NO LIABILITY FOR ACTS OF OTHER PARTY.................................................................36
   18.3     TAXES................................................................................................36
   18.4     INDEMNIFICATION......................................................................................36

19.   ENFORCEMENT................................................................................................37

   19.1     SEVERABILITY; SUBSTITUTION OF VALID PROVISIONS.......................................................37
   19.2     WAIVERS..............................................................................................37
   19.3     LIMITATION OF LIABILITY..............................................................................37
   19.4     APPROVAL AND CONSENTS................................................................................38
   19.5     WAIVER OF PUNITIVE DAMAGES...........................................................................38
   19.6     LIMITATIONS OF CLAIMS................................................................................38
   19.7     GOVERNING LAW........................................................................................38
   19.8     JURISDICTION.........................................................................................38
   19.9     WAIVER OF JURY TRIAL.................................................................................39
   19.10    CUMULATIVE REMEDIES..................................................................................39
   19.11    COSTS AND ATTORNEYS FEES.............................................................................39
   19.12    BINDING EFFECT.......................................................................................39
   19.13    ENTIRE AGREEMENT.....................................................................................39
   19.14    NO LIABILITY TO OTHERS; NO OTHER BENEFICIARIES.......................................................39
   19.15    CONSTRUCTION.........................................................................................39
   19.16    CERTAIN DEFINITIONS..................................................................................40
   19.17    TIMING IS OF THE ESSENCE.............................................................................40

20.   NOTICES AND PAYMENTS.......................................................................................40
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EXHIBITS

EXHIBIT A                  GLOSSARY
EXHIBIT B                  TRADE AREA


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                           RAGIN' RIBS FRANCHISE CORP.
                               FRANCHISE AGREEMENT
                               -------------------


         THIS FRANCHISE AGREEMENT (the "AGREEMENT") is effective as of December 29, 2003 (the "EFFECTIVE DATE"). The parties to this Agreement are RAGIN' RIBS FRANCHISE CORP. , a Florida corporation, with its principal business address at 501 S. Dakota Avenue, Suite 1, Tampa, Florida 33606 (referred to in this Agreement as "WE," "US" or "OUR"), and Jonathon Massie, whose principal business address is 9431 Larkbunting Drive, Tampa Florida 33647 (referred to in this Agreement as "YOU," "YOUR" or "FRANCHISE OWNER").

1. INTRODUCTION. Various terms are defined in context throughout this agreement, and a glossary is attached as Exhibit "A" for convenience.

         1.1 The RAGIN' RIBS(SM) System. We and our affiliates have expended considerable time and effort in a system providing a unique restaurant service concept called "home meal replacement" (a "RAGIN' RIBS(SM) RESTAURANT" or "RESTAURANT"). RAGIN' RIBS(SM) Restaurants operate under the service marks and trade name "RAGIN' RIBS(SM)" and RAGIN' RIBS(SM) and Design" and under distinctive business formats, methods, procedures, designs, layouts, signs, equipment, menus, recipes, trade dress, standards and specifications, all of which we may improve, further develop or otherwise modify from time to time (the "SYSTEM"). We commission, use, promote and license in the operation of a RAGIN' RIBS(SM) Restaurant certain trademarks, service marks and other commercial symbols, including the trade and service marks "RAGIN' RIBS(SM)" and other associated logos, copyrighted works, designs, trade dress, trademarks, service marks, commercial symbols, and e-names, which will gain or have gained and continue to gain public acceptance and goodwill, and may create, commission, use and license additional trademarks, service marks, e-names, copyrighted works and commercial symbols in conjunction with the operation of RAGIN' RIBS(SM) Restaurants (collectively, the "MARKS"). We grant to persons who meet our qualifications and are willing to undertake the investment and effort, a Franchise to own and operate a RAGIN' RIBS(SM) Restaurant offering the products and services we authorize and approve and utilizing the Marks and the System. You have applied for a Franchise to own and operate a RAGIN' RIBS(SM) Restaurant.

         1.2 ACKNOWLEDGMENTS. You acknowledge and agree that:

                  (a) you have read this Agreement and our Franchise Offering Circular;

                  (b) you understand and accept the terms, conditions and covenants contained in this Agreement as being reasonably necessary to maintain our high standards of quality and service and the uniformity of those standards at each RAGIN' RIBS(R) Restaurant and to protect and preserve the goodwill of the Marks;

                  (c) you have conducted an independent investigation of the business venture contemplated by this Agreement and recognize that, like any other business, the nature of the business conducted by a RAGIN' RIBS(R) Restaurant may evolve and change over time;
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                  (d) an investment in a RAGIN' RIBS(R) Restaurant involves
         business risks;

                  (e) your business abilities and efforts are vital to the success of the business;

                  (f) any information you acquire from other RAGIN' RIBS(R) Restaurant franchisees relating to their sales, profits or cash flows does not constitute information obtained from us, nor do we make any representation as to the accuracy of any such information;

                  (g) in all of their dealings with you, our officers, directors, employees and agents act only in a representative, and not in an individual, capacity. All business dealings between you and such persons as a result of this Agreement are solely between you and us;

                  (h) we have advised you to have this Agreement reviewed and explained to you by an attorney.

         1.3 REPRESENTATIONS. As an inducement to our entry into this Agreement, you represent and warrant to us that:

                  (a) all statements you have made and all materials you have submitted to us in connection with your purchase of the franchise are accurate and complete and that you have made no misrepresentations or material omissions in obtaining the franchise;

                  (b) you will at all times faithfully, honestly and diligently perform your obligations, continuously exert your best efforts to promote and enhance the Restaurant and not engage in any other business or activity that conflicts with your obligations to operate the Restaurant in compliance with this Agreement.

                  (c) you will comply with and/or assist us to the fullest extent possible in our efforts to comply with Executive Order 13224 issued by the President of the United States, the USA PATRIOT Act, and all other present and future federal, state and local laws, ordinances, regulations, policies, lists and any other requirements of any governmental authority addressing or in any way relating to terrorist acts and acts of war (the "ANTI-TERRORISM LAWS"); and

                  (d) neither you nor any of your owners, employees, or agents, property or interests are subject to being "blocked" under any of the Anti-Terrorism Laws and that neither you nor they are otherwise in violation of any of the Anti-Terrorism Laws.

                  Our approval of your request to purchase a franchise is made in reliance on all of your representations and warranties. Any violation of these representations or warranties, or any Anti-Terrorism Laws by you or your owners, or your or your owners' agents or employees, or any "blocking" of your or their assets under the Anti-Terrorism Laws, will constitute grounds for immediate termination of this Agreement and any other agreements you have entered into with us or any of our affiliates.

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         1.4 NO WARRANTIES. We expressly disclaim the making of, and you acknowledge that you have not received or relied upon, any warranty or guaranty, express or implied, as to the revenues, sales, profits or success of the business venture contemplated by this Agreement or the extent to which we will continue to develop and expand the network of RAGIN' RIBS(R) Restaurant. You acknowledge and understand the following:

                  (a) any statement regarding the potential or probable revenues, sales or profits of the business venture, or of any services, benefits or commitments we are to make available to you, are made solely in the Franchise Offering Circular delivered to you prior to signing this Agreement;

                  (b) any statement regarding the potential or probable revenues, sales or profits of the business venture or statistical information regarding any existing RAGIN' RIBS(R) Restaurant owned by us or our affiliates or that is not contained in our Franchise Offering Circular is unauthorized, unwarranted and unreliable and should be reported to us immediately; and

                  (c) you have not received or relied on any representations about us or our franchising program or policies made by us, or our officers, directors, employees or agents, that are contrary to the statements made in our Franchise Offering Circular or to the terms of this Agreement. If there are any exceptions to any of the foregoing, you must: (i) immediately notify our chief executive officer; and (ii) note such exceptions by attaching a statement of exceptions to this Agreement prior to signing it.

         1.5 BUSINESS ORGANIZATION. If you are at any time a business organization ("BUSINESS ENTITY") (like a corporation, limited liability company or partnership) you agree and represent that:

                  (a) you have the authority to execute, deliver and perform your obligations under this Agreement and are duly organized or formed and validly existing in good standing under the laws of the state of your incorporation or formation;

                  (b) your organizational or governing documents will recite that the issuance and transfer of any ownership interests in you are restricted by the terms of this Agreement, and all certificates and other documents representing ownership interests in you will bear a legend referring to the restrictions of this Agreement;

                  (c) the Principal Owners Statement will completely and accurately describe all of your owners and their interests in you. A copy of our current form of Principal Owners Statement is attached to the Uniform Franchise Offering Circular;

                  (d) you and your owners agree to revise the Principal Owners Statement as may be necessary to reflect any ownership changes and to furnish such other information about your organization or formation as we may request (no ownership changes may be made without our approval);

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                  (e) each of your owners during the Term will sign and deliver to us our standard form of Principal Owner's Guaranty undertaking to be bound jointly and severally by all provisions of this Agreement and any other agreements between you and us. A copy of our current form of Principal Owners Guaranty is attached to the Uniform Franchise Offering Circular; and

                  (f) at our request, you will furnish true and correct copies of all documents and contracts governing the rights, obligations and powers of your owners and agents (like articles of incorporation or organization and partnership, operating or shareholder agreements).

2. GRANT AND TERM

         2.1 GRANT OF FRANCHISE. You have applied for a franchise to own and operate a RAGIN' RIBS(R) Restaurant only at a location we have approved (the "SITE"). Subject to the terms of and upon the conditions contained in this Agreement, we grant you a franchise (the "FRANCHISE") to: (a) operate a RAGIN' RIBS(R) Restaurant at the Site, and at no other location; (b) use the Marks in connection with operating the Restaurant; and (c) use the System in its operation. The term of the Franchise and this Agreement (the "TERM") begins on the Effective Date and expires 10 years from such date. This Agreement may be terminated before it expires. We grant you the right to an exclusive territory.

         You may not operate the Restaurant from any location other than the Site without our prior written consent. If we consent to the Restaurant's relocation, we have the right to charge you for the expenses we incur in connection with the relocation.

         2.2 RIGHTS WE RESERVE. We (and our affiliates) retain the right in our sole discretion to:

                  (a) to solicit prospective Franchisees and grant other persons Franchises, or other rights to operate RAGIN' RIBS(SM) Restaurants: through national or regional advertising, trade shows or conventions, or using or through the Internet, Intranet or other forms of e-commerce or through similar means;

                  (b) to own and operate RAGIN' RIBS(SM) Restaurants ourselves or through affiliates anywhere, except your Trade Area;

                  (c) sell, solicit, recruit and provide services for RAGIN' RIBS(SM) Restaurants or any franchised business not defined as a RAGIN' RIBS(SM) Restaurant in this Agreement;

                  (d) to sell, and provide the services authorized for sale by, RAGIN' RIBS(SM) Restaurants under the Marks or other trade names, trademarks, service marks and commercial symbols through similar or dissimilar channels (like telephone, mail order, kiosk, co-branded sites and sites located within other retail businesses, stadiums, Intranet, Internet, web sites, wireless, email or other forms of e-commerce) for distribution within and outside of your Trade Area and pursuant to such terms and conditions as we consider appropriate;

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                  (e) to solicit prospective franchisees for, and own and
         operate, businesses and restaurants of any other kind or nature, anywhere.

3. SITE SELECTION AND DEVELOPMENT.

         3.1 SITE SELECTION. Within 90 days after signing this Agreement, you (with or without our assistance) must locate a site that we (in our sole judgment) have approved, sign a lease for it to be acceptable to us and begin construction of the Restaurant. The Site must meet our criteria for the location of a Restaurant (which may or may not include demographic characteristics, traffic patterns, parking, character of neighborhood, competition from and proximity to other businesses and other RAGIN' RIBS(R) Restaurants, the nature of other businesses in proximity to the Site and other commercial characteristics and the size, appearance and other physical characteristics of the proposed site, and any other factors or characteristics we consider appropriate). Our criteria, and our evaluation of them, may vary periodically and from location to location. We will approve or disapprove a Site you propose for a Restaurant within 30 days after we receive from you a complete site report and any other materials we request. If you have not heard from us within such 30-day period, the Site is deemed disapproved. You acknowledge and agree that:

                  (a) our recommendation or approval of the Site and any information regarding the Site communicated to you, do not constitute a representation or warranty of any kind, express or implied, as to the suitability of the Site for a RAGIN' RIBS(R) Restaurant or for any other purpose;

                  (b) our recommendation or approval of the Site indicates only that we believe that the Site falls within the acceptable criteria for sites and premises that we have established as of the time of our recommendation or approval of the Site;

                  (c) application of criteria that have appeared effective with respect to other sites and premises may not accurately reflect the potential for all sites and premises, and, after our approval of a site, demographic and/or other factors included in or excluded from our criteria could change to alter the potential of a site and premises; and

                  (d) the uncertainty and instability of such criteria are beyond our control, and we will not be responsible for the failure of a site and premises we have recommended or approved to meet expectations as to potential revenue or operational criteria.

         3.2 TRADE AREA. The trade area of a RAGIN' RIBS(R) Restaurant generally consists of the Site and the geographic area within a 3-mile radius (the "TRADE AREA") around the Site although we may vary its size under special circumstances. A map of your Trade Area is attached as Exhibit "B." We will not approve a Site within the Trade Area of any other RAGIN' RIBS(R) Restaurant, whether it is franchised or owned by us. As long as you are in compliance with this Agreement, we will not grant a franchise for, nor ourselves operate, a RAGIN' RIBS(R) Restaurant within your Trade Area.

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3.3 LEASE OF SITE.

         (a) LEASE OF SITE: You must deliver copies of the proposed lease agreement and related documents to us prior to signing them. You must not sign any lease agreement or related documents unless we have previously approved them. The insurance policy required by our System Standards must be in force and effect when the lease is signed. Additionally, before entering into such a lease, you and the lessor must sign our then-current form of Conditional Assignment of Lease (the "LEASE ASSIGNMENT"). You must give the lessor our forms of the Lease Assignment when you begin discussions with the prospective lessor. If you want to lease the Site from any of your affiliates (or affiliates of your principal owners), we may also require them to sign such agreements to ensure compliance with the provisions of this Agreement.

         (b) LEASE APPROVAL: You must obtain our approval of the lease of the Site (the "LEASE") before you sign it, or any renewal of it. You must deliver a copy of the signed lease to us within 15 days after its execution along with the Lease Assignment. You must not sign any lease or renewal of a lease unless you have also obtained the Lease Assignment signed by the lessor. Our review and approval of the Lease is solely to ensure that the Lease contains terms that we accept or require for our benefit and the franchise system; it is not a substitute for careful review and analysis by you and your advisors. Our approval of the Lease does not constitute warranty or any assurance that the Lease contains terms and conditions for your benefit. You agree and acknowledge that you are solely responsible for negotiating the Lease and ensuring that its terms and conditions meet your interests and objectives.

         (c) MANDATORY LEASE TERMS: We may require that the lease or any renewal contain certain provisions, including the following:

                           (i) a provision which expressly permits the lessor of
                  the Site to provide us with all revenue and other information it may have related to the operation of your RAGIN' RIBS(R) Restaurant as we may request;

                           (ii) a provisions which requires the lessor to
                  contemporaneously provide us with copies of any written notice of default under the lease sent to you and which grants to us, at our option, the right (but not the obligation) to cure any default under the lease (should you fail to do so) within 15 days after the expiration of the period in which you may cure the default;

                           (iii) a provision which evidences your right to
                  display the Marks in accordance with the specifications required by the Manuals, subject only to the provisions of applicable law;

                           (iv) a provision that requires that any lender or
                  other person will not disturb your possession of the Site so long as the lease term continues and you are not in default (along with such documents as are necessary to ensure that such lenders and other persons are bound);

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                           (v) a provision which expressly states that any
                  default under the lease which is not cured within any applicable cure period also constitutes grounds for termination of this Agreement;

                           (vi) a lease term which is at least equal to the
                  Term, either through an initial term of that length or rights, at your option, to renew the lease for the Term; and

                           (vii) we will be permitted unrestricted access to the
                  Site to make modifications necessary to protect the System at any time.

                  (d) NO WARRANTY: You acknowledge that our approval of the site and the Lease does not constitute a guarantee or warranty, express or implied, of the successful operation or profitability of a RAGIN' RIBS(R) Restaurant operated at the Site. Such approval indicates only that we believe that the Site and the terms of the Lease fall within the acceptable criteria we have established as of the time of our approval. You further acknowledge that we have advised you to have an attorney review and evaluate the Lease.

         3.4 OWNERSHIP AND FINANCING. Instead of leasing a Site, you may propose to purchase and own any or all of a Site directly, or through affiliates. The insurance required by this Agreement and our System Standards must be in force and effect when you begin construction of your Restaurant. If at any time prior to acquisition, or subsequently, you or your affiliates propose to obtain any financing with respect to the Site or for your RAGIN' RIBS(R) Restaurant or for any Operating Assets in which any of such items are pledged as collateral securing your performance, the form of any purchase contract with the seller of a Site and any related documents, and the form of any loan agreement with or mortgage in favor of any lender and any related documents, must be approved by us before you sign them. Our consent to them may be conditioned upon the inclusion of various terms and conditions, including the following:

                  (a) a provision which requires any lender or mortgagee concurrently to provide us with a copy of any written notice of deficiency or default under the terms of the loan or mortgage sent to you or your affiliates or the purchaser;

                  (b) a provision granting us, at our option, the right (but not the obligation) to cure any deficiency or default under the loan or mortgage (should you fail to do so) within 15 days after the expiration of a period in which you may cure such default or deficiency; and

                  (c) a provision which expressly states that any default under the loan or mortgage, if not cured within the applicable time period, constitutes grounds for termination of this Agreement and any default under this Agreement, if not cured.

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4. RESTAURANT DEVELOPMENT, DECOR AND OPERATING ASSETS.

         4.1 RESTAURANT DEVELOPMENT. You are responsible for developing the Restaurant. We will furnish you with mandatory and suggested specifications and layouts for a RAGIN' RIBS(R) Restaurant, including requirements for dimensions, design, color scheme, image, interior layout, decor, and Operating Assets which include fixtures, equipment, signs, and furnishings. You are obligated at your expense to have an architect prepare all required construction plans and specifications to suit the shape and dimensions of the Site and to ensure that such plans and specifications comply with applicable ordinances, building codes and permit requirements and with lease requirements and restrictions. If we or our affiliates serve as the contractor to build-out the Restaurant or otherwise supervise the Restaurant's development, we or our affiliates will have the right to receive a fee in connection with such services. Any such agreement by us or our affiliates will be separate from this Agreement, must be in writing signed by the parties, and must specify the services to be performed and the fees to be paid. You agree to, at our option, assign to us, or require your architect to assign to us, the plans, drawings or designs, used by you in connection with the Restaurant, or at our option, obtain the architect's agreement to license to us such plans, drawings or designs for use in connection with the RAGIN' RIBS(SM) Restaurants. You will not hire, engage or use any construction firm, contractor or architect that we disapprove.

         You agree, at your own expense, to do the following with respect to developing the Restaurant at the Site:

                  (a) secure all financing required to develop and operate the Restaurant;

                  (b) obtain all building, utility, sign, health, sanitation, business and other permits and licenses required to construct and operate the Restaurant;

                  (c) construct (the "CONSTRUCTION") all required improvements to the Site and decorate the Restaurant in compliance with plans and specifications we have approved;

                  (d) you must give us notice of commencement of the Construction within 10 days of the date it began, with progress reports including digital photographs of the construction supporting the findings at least every 2 weeks; thereafter. We may, at your expense, require that additional digital photographs be provided to us;

                  (e) the Construction must begin within 90 days of the Effective Date (unless we agree otherwise);

                  (f) sign a lease or otherwise obtain the right to occupy the Site within 60 days of the Effective Date;

                  (g) purchase or lease and install all Operating Assets required for the Restaurant; and

                  (h) purchase an opening inventory of authorized and approved products, materials and supplies,

         4.2 DECOR. You agree that all decor of your RAGIN' RIBS(R) Restaurant must be previously approved by us and must comply with our standards as described in the Manuals or other communications, which may be periodically revised. Your failure to maintain the Restaurant's decor in compliance with our System and the standards described in the Manuals or otherwise constitutes a material breach of this Agreement.

         4.3 OPERATING ASSETS AND RESTAURANT MATERIALS. You must acquire all supplies, materials and food and beverage products for use in connection with your RAGIN' RIBS(R) Restaurant (collectively, the "RESTAURANT Materials") and all fixtures, furnishings, equipment signs and cash registers, telecopiers and computer hardware and software (the "OPERATING ASSETS") from us (or our affiliates) or suppliers we have previously approved. We will only approve suppliers whose Restaurant Materials and Operating Assets meet the quality standards that we establish from time to time. You will only place or display at the Site (interior and exterior) such signs, emblems, lettering, logos and display materials that we periodically approve.

         4.4 CHANGES TO APPROVED SUPPLIERS. If you want to propose a new supplier of Restaurant Materials or Operating Assets, you must submit to us sufficient written information about the proposed new supplier to enable us to approve or reject either the supplier or the particular items. If we have not responded within in 30 days of our receipt of the information, then the application will be deemed rejected by us. We may consider in providing such approval not just the quality standards of the products or services, but their delivery capabilities, financing terms and ability to service our franchise system as a whole. We may terminate or withhold approval of any Restaurant Materials or Operating Assets, or any supplier of such items, that does not meet our quality standards by giving you written notice. If we do so, you must immediately stop purchasing from such supplier or using such Restaurant Materials or Operating Assets in your RAGIN' RIBS(R) Restaurant until wE notify you that such supplier or such Restaurant Materials or Operating Assets meet our quality standards. At our request, you must submit to us sufficient information about a proposed supplier and samples of the proposed Restaurant Materials or Operating Assets for our examination so that we can determine whether they meet our quality standards. We also must have the right to require our representatives to be permitted to inspect the proposed supplier's facilities at your expense. We may charge a fee for evaluating alternative suppliers of $500 per day for personnel time plus laboratory fees, professional fees and travel and living expenses as well as any other fees we pay to third parties in furtherance of the evaluation.

         4.5 RESTAURANT OPENING. You agree not to open the Restaurant for business until:

                  (a) we approve the Restaurant as developed in accordance with our specifications and standards;

                  (b) pre-opening training has been completed to our satisfaction and you provide us with evidence you and your management personnel have completed training at authorized facilities;

                  (c) the initial franchise fee and all other amounts then due to us, your landlord, governmental authorities and our suppliers have been paid;

                  (d) you have obtained all required building, utility, sign, health, sanitation, business permits, certificates and licenses required to operate the Restaurant;

                  (e) we have been furnished with copies of all insurance policies required by this Agreement, or such other evidence of insurance coverage and payment of premiums as we request or accept; and

                  (f) we have received signed counterparts of all required documents pertaining to your acquisition of the Site (including any required agreements between you and us).

         You agree to open the Restaurant for business within 6 months following the Effective Date (unless we agree otherwise).

5. FEES.

         5.1 INITIAL FRANCHISE FEE. You agree to pay us a nonrecurring and nonrefundable initial franchise fee in the amount of $25,000. The initial franchise fee must be paid on the Effective Date. The initial franchise fee is nonrefundable and is fully earned by us when paid. If you and we are unable to agree on a location for the Site, or you have not obtained a fully signed lease agreement for the Site, within 60 days of the Effective Date, we may terminate this Agreement. If this Agreement is terminated for any reason, you will sign a general release, in form satisfactory to us, of any and all claims against us and our shareholders, officers, directors, employees and agents.

         5.2 ROYALTY. You agree to pay us a royalty ("ROYALTY") in the amount of 4% of your Restaurant's Gross Sales per week. The Royalty is payable on Monday each week.

         5.3 ADVERTISING AND MARKETING FEE. You agree to pay us an Advertising and Marketing Fee (the "ADVERTISING FEE") equal to 1% of your Restaurant's Gross Sales per week. The Advertising Fee is payable on Monday each week.

         5.4 ELECTRONIC FUNDS TRANSFER. We may require you to pay the Royalties, and any other amounts due us, by electronic funds transfer. You must comply with the procedures we specify in our Manuals and perform such acts and sign and deliver such documents as may be necessary to accomplish payment by this method. We may require you to give us authorization, in a form that we designate, to initiate debit entries or credit correction entries to the Restaurant's bank operating account (the "ACCOUNT") for payments of Royalties and other amounts due under this Agreement, including any applicable interest charges. If so, you must make the funds available in the Account for withdrawal by electronic transfer no later Monday each week. If you have not yet reported the Restaurant's Gross Sales to us for that week, we may transfer from the Account an amount calculated in accordance with our reasonable estimate of the Restaurant's Gross Sales during any such week. If we determine at any time that you have under-reported Gross Sales or underpaid Royalties or other amounts due to us, we will be authorized to immediately initiate a transfer from the Account in the appropriate amount in accordance with the foregoing procedures, including applicable interest and late charges. Any overpayment will be credited to the Account through a credit, effective as of the 15th of the month after you and we determine that such credit is due.

         5.5 DEFINITION OF "GROSS SALES." As used in this Agreement, the term "GROSS SALES" means the aggregate gross amount of all revenues from whatever source derived (whether in the form of cash, credit, agreements to pay or otherwise consideration, and whether or not payment is received at the time of sale or any such amounts provide uncollectable, excluding only sales or other tax receipts, the collection of which is required by law) which arise from or are derived from you or by any other person (including subtenants and concessionaires) from business conducted in, on, from or through the Restaurant, whether such business is conducted in compliance with or in violation of the terms of this Agreement, including but not limited to revenue derived from the sale of services, and the sale of all merchandise goods sold in vending machines.

         5.6 INTEREST ON LATE PAYMENTS. All amounts which you owe us will bear interest after their due date at the annual rate of eighteen 18% or the highest contract rate of interest permitted by law, whichever is less. You acknowledge that we do not agree to accept any payments after they are due nor commit to extend credit to, or otherwise finance your operation of, the Restaurant. Your failure to pay all amounts when due constitutes grounds for termination of this Agreement.

         5.7 LATE PAYMENT PENALTIES. All Royalties, Advertising Fees, amounts due for purchases by you from us, and any interest accrued thereon, and any other amounts which you owe us, or our affiliates, are subject to a late payment fee of $50 for payment or report received by us 5 days after its due date. The late payment fee is due immediately on any delinquent payments and for dishonored checks. The provision in this Agreement concerning late payment fees does not mean that we accept or condone late payments, nor does it indicate that we are willing to extend credit to, or otherwise finance, the operation of your Restaurant. In the event that you are delinquent in providing payment or reports during any 2 or more weeks, we may require you to pay all amounts due us by electronic transfer or cashier's check.

         5.8 DISHONORED CHECK CHARGE. You agree to pay on demand a dishonored check charge of $50 for each dishonored check you tender to us.

         5.9 APPLICATION OF PAYMENTS. Notwithstanding any designation you might make, we have sole discretion to apply any of your payments to any of your past due indebtedness to us. You acknowledge and agree that we have the right to set off any amounts you or your owners owe us against any amounts we might owe you or your owners.

         5.10 PAYMENT OFFSETS. We may setoff from any amounts that we may owe you any amount that you owe to us, or our affiliates, for any reason whatsoever, including without limitation, Royalties, Advertising Fees, late payment penalties and late payment interest, amounts owed to us or our affiliates for purchases or services or for any other reason. Thus, payments that we make to you may be reduced, in our discretion, by amounts that you owe to us or our affiliates from time to time. In particular, we may retain (or direct to our affiliates) any amounts that we have received for your account as a credit and payment against any amounts that you may owe to us, or our affiliates, at any time. We may do so without notice to you at any time. However, you do not have the right to offset payments owed to us for amounts purportedly due to you from us.

6. TRAINING AND ASSISTANCE.

         6.1 INITIAL TRAINING. Before the Restaurant opens, we will furnish initial training on the operation of a RAGIN' RIBS(R) Restaurant to you and 1 other person (or, if you are a Business Entity, up to 2 of your owners). The training lasts for 2 weeks and will be furnished at our designated training facility and/or at an operating RAGIN' RIBS(R) Restaurant, as we specify. You, or your owners, are required to complete the initial training tO our satisfaction. Successful completion of the initial training program by you, or your owners, is a condition to the opening of the RAGIN' RIBS(R) Restaurant to the public. You also are required to participate in all otheR activities required to operate the Restaurant. Although we will furnish initial training to you, or your owners, at no additional fee or other charge, you will be responsible for all travel and living expenses which such persons incur in connection with training. You agree to replace an employee if we determine that he is not qualified to serve at the Restaurant. If we determine that you, or your owners, are unable to complete initial training to our satisfaction, we have the right to terminate this Agreement.

         6.2 PRE-OPENING ASSISTANCE. We will give you such on-premises, pre-opening assistance as we deem appropriate.

         6.3 PERIODIC TRAINING. We may require you, or your owners, to attend periodic refresher training courses at such times and locations that we designate, and we may charge fees for such courses.

         6.4 GENERAL GUIDANCE. We will advise you from time to time regarding the operation of the Restaurant based on reports you submit to us or inspections we make. In addition, we will furnish guidance to you with respect to:

                  (a) standards, specifications and operating procedures and methods utilized by RAGIN' RIBS(R) Restaurants;

                  (b) purchasing required fixtures, furnishings, equipment, signs, products, materials and supplies;

                  (c) recipes, food preparation methods, and menu items;

                  (d) use of suppliers, approved products, volume buying;

                  (e) advertising and marketing programs;

                  (f) employee training; and

                  (g) administrative, bookkeeping and accounting procedures.

         Such guidance will, at our discretion, be furnished in our Manual, bulletins or other written materials and/or during telephone consultations, e-mails, web-based or other electronic means and/or consultations at our office or the Restaurant.

         At your request, we will furnish additional guidance and assistance and, in such a case, may charge the per diem fees and charges we establish from time to time. If you request or we require additional or special training for your employees, all of the expenses that we incur in connection with such training, including per diem charges and travel and living expenses for our personnel, will be your responsibility.

7. MARKS.

         7.1 OWNERSHIP AND GOODWILL OF MARKS AND THE ART. Your right to use the Marks is derived solely from this Agreement and limited to your operation of the Restaurant at the Site pursuant to and in compliance with this Agreement and all System Standards we prescribe from time to time during the Term. Your unauthorized use of the Marks will be a breach of this Agreement and an infringement of our rights in and to the Marks and the Art. You acknowledge and agree that your usage of the Marks and any goodwill established by such use will be exclusively for our benefit and that this Agreement does not confer any goodwill or other interests in the Marks upon you (other than the right to operate the Restaurant in compliance with this Agreement). All provisions of this Agreement applicable to the Marks apply to any additional proprietary trade and service marks and commercial symbols we authorize you to use.

         7.2 LIMITATIONS ON YOUR USE OF MARKS. You agree to use the Marks we designate and in the manner we designate as the sole identification of the Restaurant, except that you agree to identify yourself as the independent owner in the manner we prescribe. You may not use modifying words, terms, designs or symbols (other than logos we license to you), or in any modified form, nor may you use any Mark in connection with the performance or sale of any unauthorized services or products or in any other manner we have not expressly authorized in writing. No Mark may be used in any advertising concerning the transfer, sale or other disposition of the Restaurant or an ownership interest in you. You agree to display the Marks prominently in the manner we prescribe at the Restaurant, on supplies or materials we designate and in connection with forms and advertising and marketing materials. You agree to give such notices of trade and service mark registrations as we specify and to obtain any fictitious or assumed name registrations required under applicable law.

         7.3 NOTIFICATION OF INFRINGEMENTS AND CLAIMS. You agree to notify us immediately of any apparent infringement or challenge to your use of any Mark, or of any claim by any person of any rights in or to any Mark, and you agree not to communicate with any person other than us, our attorneys and your attorneys in connection with any such infringement, challenge or claim. We have sole discretion to take such action as we deem appropriate and the right to control exclusively any litigation, U.S. Patent and Trademark Office or U.S. Copyright Office proceeding or any other administrative proceeding arising out of any such infringement, challenge or claim or otherwise relating to any Mark. You agree to sign any and all instruments and documents, render such assistance and do such acts and things as, in the opinion of our attorneys, may be necessary or advisable to protect and maintain our interests in any litigation or Patent and Trademark Office, U.S. Copyright Office or other proceeding or otherwise to protect and maintain our interests in the Marks.

         7.4 DISCONTINUANCE OF USE OF MARKS. If it becomes advisable at any time in our sole discretion for us and/or you to modify or discontinue the use of any Mark and/or use one or more additional or substitute trade or service marks, including the complete replacement of any Mark and usage of other marks (due to merger, acquisition or otherwise), you agree to comply with our directions within a reasonable time after receiving notice. We will not reimburse you for any loss of revenue attributable to any modified or discontinued Mark or for any expenditures you make to change Marks or to promote a modified or substitute trademark or service mark.

8. CONFIDENTIAL INFORMATION.

         8.1 TYPES OF CONFIDENTIAL INFORMATION. We possess (and will continue to develop and acquire) certain confidential information (the "CONFIDENTIAL INFORMATION") relating to the development and operation of RAGIN' RIBS(R) Restaurants, which includes (without limitation):

                  (a) the System and the know-how related to its use;

                  (b) plans, specifications, size and physical characteristics of RAGIN' RIBS(R) Restaurants;

                  (c) site selection criteria and site development methods;

                  (d) methods in obtaining licensing and meeting regulatory requirements;

                  (e) sources and design of equipment, furniture, forms, materials and supplies;

                  (f) marketing, advertising and promotional programs for RAGIN' RIBS(R) Restaurants;

                  (g) staffing and delivery methods and techniques for personal services;

                  (h) the selection, testing and training of personnel for RAGIN' RIBS(R) Restaurants;

                  (i) the recruitment, qualification and investigation methods to secure employment for employment candidates;

                  (j) any computer software we make available or recommend for RAGIN' RIBS(R) Restaurants;

                  (k) methods, techniques, formats, specifications, procedures, information and systems related to and knowledge of and experience in the development, operation and franchising of RAGIN' RIBS(R) Restaurants;

                  (l) knowledge of specifications for and suppliers of certain products, materials, supplies, furniture, furnishings and equipment;

                  (m) recipes, formulas, preparation methods and serving techniques;

                  (n) knowledge of operating results and financial performance of RAGIN' RIBS(R) Restaurants other than thosE operated by you (or your affiliates); and

                  (o) e-commerce related data (e.g., customer data, click-stream data, cookies, user data, hits and the like).

         8.2 DISCLOSURE AND LIMITATIONS ON USE. We will disclose much of the Confidential Information to you and personnel of the Restaurant by furnishing the Manuals to you and by providing training, guidance and assistance to you. In addition, in the course of the operation of your Restaurant, you or your personnel may develop ideas, concepts, methods, techniques or improvements ("IMPROVEMENTS") relating to your Restaurant, which you agree to disclose to us. We will be deemed to own the Improvements and may use them and authorize you and others to use them in the operation of RAGIN' RIBS(R) Restaurants. Improvements will then also constitute ConfidentiaL Information.

         8.3 CONFIDENTIALITY OBLIGATIONS. You agree that your relationship with us does not vest in you any interest in the Confidential Information other than the right to use it in the development and operation of your Restaurant, and that the use or duplication of the Confidential Information in any other business would constitute an unfair method of competition. You acknowledge and agree that the Confidential Information is proprietary, includes trade secrets belonging to us and is disclosed to you or authorized for your use solely on the condition that you agree, and you therefore do agree, that you:

                  (a) will not use the Confidential Information in any other business or capacity;

                  (b) will maintain the absolute confidentiality of the Confidential Information during and after the Term;

                  (c) will not make unauthorized copies of any portion of the Confidential Information disclosed via electronic medium, in written form or in other tangible form, including, for example, the Manuals; and

                  (d) will adopt and implement all reasonable procedures we may prescribe from time to time to prevent unauthorized use or disclosure of the Confidential Information, including, restrictions on disclosure to your employees and the use of nondisclosure and noncompetition agreements we may prescribe for employees or others who have access to the Confidential Information.

         8.4 EXCEPTIONS TO CONFIDENTIALITY. The restrictions on your disclosure and use of the Confidential Information will not apply to the following:

                  (a) disclosure or use of information, processes, or techniques which are generally known and used in the Restaurant business (as long as the availability is not because of a disclosure by you), provided that you have first given us written notice of your intended disclosure and/or use; and

                  (b) disclosure of the Confidential Information in judicial or administrative proceedings when and only to the extent you are legally compelled to disclose it, provided that you have first given us the opportunity to obtain an appropriate protective order or other assurance satisfactory to us that the information required to be disclosed will be treated confidentially.

9. EXCLUSIVE RELATIONSHIP.

         You acknowledge and agree that we would be unable to protect Confidential Information against unauthorized use or disclosure or to encourage a free exchange of ideas and information among RAGIN' RIBS(R) Restaurants if franchised owners of RAGIN' RIBS(R) Restaurants were permitted to hold interests in or perforM services for a Competitive Business (defined below). You also acknowledge that we have granted the Franchise to you in consideration of and reliance upon your agreement to deal exclusively with us. You agree that, during the Term, neither you nor any of your owners (nor any of your or your owners' spouses or children) will:

                  (a) have any direct or indirect interest as a disclosed or beneficial owner in a Competitive Business;

                  (b) have any direct or indirect controlling interest as a disclosed or beneficial owner in a Competitive Business, wherever located;

                  (c) have any direct or indirect interest as a disclosed or beneficial owner in a Competitive Business operating within 10 miles of any RAGIN' RIBS(R) Restaurant other than the Restaurant;

                  (d) perform services as a director, officer, manager, employee, consultant, representative, agent or otherwise for a Competitive Business, wherever located; or

                  (e) recruit or hire any person who is our employee or the employee of any RAGIN' RIBS(R) Restaurant withouT obtaining the prior written permission of that person's employer.

         The term "COMPETITIVE BUSINESS" as used in this Agreement means any business or facility owning, operating or managing, or granting franchises or licenses to others to do so, any Restaurant or food service (other than a RAGIN' RIBS(R) Restaurant operated under a franchise agreement with us) that features barbecue and/or ribs as morE than 25% of the menu.

10. OPERATION AND SYSTEM STANDARDS.

         10.1 OPERATIONS MANUAL. We will loan you, during the Term, one copy of our manuals (the "MANUALS"), consisting of such materials (including, as applicable, audiotapes, videotapes, magnetic media, computer software and written materials) that we generally furnish to franchisees from time to time for use in operating a RAGIN' RIBS(R) Restaurant. The Manuals contain mandatory and suggested specifications, standards, operating procedureS and rules ("SYSTEM STANDARDS") that we prescribe from time to time for the operation of a RAGIN' RIBS(R) RestauranT and information relating to your other obligations under this Agreement and related agreements. You agree to follow the standards, specifications and operating procedures we establish periodically for the RAGIN' RIBS(R) System that are described in the Manuals. You also must comply with all updates and amendments to the RAGIN' RIBS(R) System as described in newsletters or notices we distribute, including via computer systems. You musT maintain the Manuals as confidential and maintain the information in the Manuals as secret and confidential. The Manuals may be modified, updated and revised from time to time to reflect changes in System Standards. You agree to keep your copy of the Manuals current and in a secure location at the Restaurant. In the event of a dispute relating to its contents, the master copy of the Manuals we maintain at our principal office will be controlling. You may not at any time copy, duplicate, record or otherwise reproduce any part of the Manuals. If your copy of the Manuals is lost, destroyed or significantly damaged, you agree to obtain a replacement copy at our then applicable charge.

         10.2 COMPLIANCE WITH SYSTEM STANDARDS. You acknowledge and agree that your operation and maintenance of the Restaurant in accordance with System Standards are essential to preserve the goodwill of the Marks and all RAGIN' RIBS(R) Restaurants. Therefore, at all times during the Term, you agree to operate and maintain the Restaurant iN accordance with each and every System Standard, as we periodically modify and supplement them during the Term. System Standards may regulate any one or more of the following with respect to the
Restaurant:

                  (a) design, layout, decor, appearance and lighting; periodic maintenance, cleaning and sanitation; periodic remodeling; replacement of obsolete or worn-out leasehold improvements, fixtures, furnishings, equipment and signs; periodic painting; and use of interior and exterior signs, emblems, lettering and logos, and illumination;

                  (b) types, models and brands of required fixtures, furnishings, equipment, signs, software, materials and supplies;

                  (c) required or authorized products and product categories including for all food and beverage items and portions devoted to each supplier of products;

                  (d) designated or approved suppliers (which may include us) of fixtures, furnishings, Art, equipment, signs, software, products, ingredients, materials and supplies including for all food and beverage items;

                  (e) terms and conditions of the sale and delivery of, and terms and methods of payment for, products, materials, supplies and services, including direct labor, that you obtain from us, unaffiliated suppliers or others;

                  (f) sales, marketing, advertising and promotional programs and materials and media used in such programs;

                  (g) use and display of the Marks;

                  (h) staffing levels for the Restaurant and matters relating to managing the Restaurant; communication to us of the identities of the Restaurant's personnel; and qualifications, training, dress and appearance of employees;

                  (i) days and hours of operation of the Restaurant;

                  (j) participation in market research and testing and product and service development programs;

                  (k) acceptance of credit cards, gift certificates, coupons, other payment systems and check verification services;

                  (l) bookkeeping, accounting, data processing and record keeping systems, including software, and forms; methods, formats, content and frequency of reports to us of sales, revenue, financial performance and condition; and furnishing tax returns and other operating and financial information to us;

                  (m) types, amounts, terms and conditions of insurance coverage required to be carried for the Restaurant and standards for underwriters of policies providing required insurance coverage; our protection and rights under such policies as an additional named insured; required or impermissible insurance contract provisions; assignment of policy rights to us; periodic verification of insurance coverage that must be furnished to us; our right to obtain insurance coverage for the Restaurant at your expense if you fail to obtain required coverage; our right to defend claims; and similar matters relating to insured and uninsured claims;

                  (n) complying with applicable laws; obtaining required licenses and permits; adhering to good business practices; observing high standards of honesty, integrity, fair dealing and ethical business conduct in all dealings with customers, suppliers and us; and notifying us if any action, suit or proceeding is commenced against you or the Restaurant; and

                  (o) regulation of such other aspects of the operation and maintenance of the Restaurant that we determine from time to time to be useful to preserve or enhance the efficient operation, image or goodwill of the Marks and RAGIN' RIBS(R) Restaurants.

         You agree that System Standards prescribed from time to time in the Manual, or otherwise communicated to you in writing or other tangible form, constitute provisions of this Agreement as if fully set forth. All references to this Agreement include all System Standards as periodically modified.

         10.3 MODIFICATION OF SYSTEM STANDARDS. We may periodically modify System Standards, which may accommodate regional or local variations as we determine, and any such modifications may obligate you to invest additional capital in the Restaurant ("CAPITAL MODIFICATIONS") and/or incur higher operating costs; provided, however, that such modifications will not alter your fundamental status and rights under this Agreement. We agree to give you 90 days to comply with Capital Modifications we require, but if a Capital Modification requires an expenditure of more than $10,000 we agree to give you 6 months from the date such request is made to comply with such Capital Modification. You are obligated to comply with all modifications to System Standards within the time period we specify. Capital Modifications are in addition to the costs you will incur to repair, replace or refurbish your equipment and fixtures from time to time. Capital Modifications do no include any expenditures you must, or choose to make solely in order to comply with applicable laws, or governmental rules or regulations (e.g. ADA compliance).

         10.4 INTERIOR AND EXTERIOR UPKEEP. You must at all times maintain the Restaurant's interior and exterior and the surrounding area in the highest degree of cleanliness, orderliness and sanitation and comply with the requirements regarding the upkeep of the Restaurant established in the Manuals and by federal, state and local laws.

         10.5 HOURS OF OPERATION. You must operate the Restaurant during the hours and on the days prescribed by us in the Manuals or otherwise approved in advance in writing by us.

         10.6 ACCOUNTING, COMPUTERS AND RECORDS. You must obtain your accounting services and any required hardware or software related to them. You must at all times maintain the records reasonably specified in the Manuals, including, without limitation, sales, inventory and expense information. You must report Gross Sales and other business information to us using the format, reporting system and accounting system (the "MIS SYSTEM") that we require from time to time. The MIS System may be resident on our computer system and we may provide you access to the MIS System through the Internet. You must provide your own internet service provider.

         10.7 TRADE ACCOUNTS AND TAXES. You must: (a) maintain your trade accounts in a current status and seek to resolve any disputes with trade suppliers promptly; and (b) timely pay all taxes incurred in connection with your Restaurant's operations. If you fail to maintain your trade accounts in a current status, timely pay such taxes or any other amounts owing to any third parties or perform any non-monetary obligations to third parties, we may, but are not required to, pay any and all such amounts and perform such obligations on your behalf. If we elect to do so, then you must reimburse us for such amounts. You agree to repay us immediately upon receipt of our invoice. We may also set-off the amount of any such reimbursement obligations against all amounts which we may owe you.

         10.8 PROPRIETARY MATERIALS. You must purchase from us, or approved manufacturers, or suppliers, all articles used in operating the Restaurant and bearing any of the Marks. These items may include employee clothing (such as shirts, hats and aprons) and menus (collectively, the "PROPRIETARY MATERIALS"), at then prevailing prices, plus freight, taxes and delivery costs.

         10.9 APPROVED PRODUCTS. You must not sell any food or beverage products or other items at the Restaurant that we have not previously approved for sale. You must only use and display menus that have been prescribed or approved (except for prices) in advance by us. You must sell all the food and beverage products that are included on the prescribed or approved menus, and no others. We may negotiate group or volume purchasing arrangements with approved suppliers. We will be entitled to all rebates, bonuses and promotional benefits associated with those programs. You must strictly follow all of our recipes for all menu items as such recipes are specified from time to time in the Manuals or otherwise. You must not, without our prior written consent, sell, dispense, give away or otherwise provide food or beverage products or other items except by means of retail sales or complimentary meals to employees or customers at the Restaurant, or a program of charitable giving. You must immediately implement changes to the products, food, service or other items requested by us, including menu changes. You must maintain an inventory of food and beverage products sufficient to meet the daily demands of the Restaurant for all items specified in the menus. Any and all recipes or menu changes submitted by you for inclusion on the menus will become our property and you agree to sign all documents necessary to convey all rights and title, including all rights in such recipes to us.

         10.10 MANAGEMENT. You, or one of your owners, must assume responsibilities for the Restaurant's day-to-day management and operation and supervise the Restaurant's personnel. The Restaurant must at all times be under your, or your owner's, direct supervision.

         10.11 PERSONNEL. You must hire, train and supervise Restaurant personnel in accordance with the specifications set forth in the Manuals. All personnel must meet every requirement imposed by applicable federal, state and local law and those required by us as a condition to their employment. All persons you employ that have access to any of the Confidential Information must sign a Confidentiality and Noncompetition Agreement in a form satisfactory to us. You are liable to us for any unauthorized disclosure of such information by any of your Owners, directors, employees, representatives or agents.

         10.12 SYSTEM TECHNOLOGIES. You must acquire, license and use in developing and operating your Restaurant, the Software we designate or approve for use by RAGIN' RIBS(SM) Restaurants (collectively, the "SOFTWARE"), and the computer services, components, equipment, computer hardware, telecommunications and Point of Sale, equipment or services that we periodically specify in the manner we designate (collectively, the "COMPUTER SYSTEM"). We may require you to obtain specified computer and communications hardware, equipment, components or Software and services (like DSL, Frac, T-1, Road Runner or ISP) and may modify specifications for and components of the Computer System from time to time. Our modifications and specifications for components, equipment, services and operating or communications of the Computer System may require you to incur cost to purchase, lease or license new or modified Software or computer or communications hardware, equipment, components or Software and to obtain service and support for the Computer System during the Term of this Agreement. You agree to incur such costs in connection with obtaining the computer hardware and Software comprising the Computer System (or additions or modifications) operating it in accordance with our System Standards and ensuring that it is compatible with, and capable of participation in and performing the functions we designate for engaging in any form of e-commerce we designate or approve. Within 15 days after you receive notice from us, you must obtain the components of the Computer System that we designate and require. The Computer System must be capable of connecting with our Computer System performing the functions we designate, including permitting us to review the results of your Restaurant's operations, and engaging in any e-commerce activities that we designate or approve. We also have the right to charge you a reasonable systems fee for modifications of and enhancements made to any proprietary software that we license to you and other maintenance and support services that we or our affiliates furnish to you related to the Computer System.

11. ADVERTISING AND PROMOTION.

         11.1 ESTABLISHMENT OF NATIONAL ADVERTISING FUND. We have established a national advertising fund (the "ADVERTISING FUND") for such advertising, marketing and public relations programs and materials on a system-wide basis that we deem necessary or appropriate in our sole discretion. You agree to contribute to the Advertising Fee to the Advertising Fund. We reserve the right to defer or reduce Advertising Fees of a RAGIN' RIBS(R) Restaurant franchisee and, upon 30 days' prior written notice to you, to reduce or suspend Advertising

Fees to and operations of the Advertising Fund for one or more periods of any length and to terminate (and, if terminated, to reinstate) the Advertising Fund. If the Advertising Fund is terminated, all unspent monies, less any outstanding accounts payable and other obligations, on the date of termination will be distributed to our franchisees in proportion to their respective Advertising Fees to the Advertising Fund during the preceding 12 Months. Our affiliates will contribute to the Advertising Fund on the same basis as franchise owners for any RAGIN' RIBS(R) Restaurants they own and operate.

         11.2 USE OF THE FUNDS. We will direct all programs financed by the Advertising Fund, with sole discretion over the creative concepts, materials and endorsements, and the geographic, market and media placement and allocation. You agree that the Advertising Fund may be used to pay the costs of preparing and producing video, audio and written advertising materials; administering regional and multi-regional advertising programs, including, without limitation, purchasing direct mail and other media advertising and employing advertising, promotion and marketing agencies; marketing and advertising training programs and materials; and supporting public relations, market research and other advertising, promotion and marketing activities. The Advertising Fund periodically will furnish you with samples of advertising, marketing and promotional formats and materials at no cost. Multiple copies of such materials will be furnished to you at our direct cost of producing them, plus any related shipping, handling and storage charges.

         11.3 ACCOUNTING FOR THE FUND. The Advertising Fund will be accounted for separately from our other funds and will not be used to defray any of our general operating expenses, except for such reasonable salaries, administrative costs, travel expenses and overhead, including rent and utilities, as we may incur in activities related to the administration of the Advertising Fund and its programs, including, without limitation, conducting market research, preparing advertising, promotion and marketing materials and collecting and accounting for contributions to the Advertising Fund. All interest earned on monies contributed to the Advertising Fund will be used to pay advertising costs before other assets of the Advertising Fund are expended. We may spend, on behalf of the Advertising Fund, in any fiscal year an amount greater or less than the aggregate contribution of all RAGIN' RIBS(R) Restaurants to the Advertising Fund in that year. The Advertising Fund may borrow from us or otherS to cover deficits or invest any surplus for future use. If we lend money to the Advertising Fund, we may charge interest at an annual rate 1% greater than the rates we pay our lenders. We will prepare an annual statement of monies collected and costs incurred by the Advertising Fund and furnish the statement to you upon written request. We have the right to cause the Advertising Fund to be incorporated or operated through a separate entity at such time as we deem appropriate, and such successor entity will have all of the rights and duties specified in this Agreement.

         11.4 ADVERTISING FUND LIMITATIONS. You acknowledge that the Advertising Fund is intended to maximize recognition of the Marks and patronage of RAGIN' RIBS(R) Restaurants. Although we will endeavor to utilize thE Advertising Fund to develop advertising and marketing materials and programs and to place advertising that will benefit all RAGIN' RIBS(R) Restaurants, we undertake no obligation to ensure that expenditures by the AdvertisinG Fund in or affecting any geographic area are proportionate or equivalent to the contributions to the Advertising Fund by RAGIN' RIBS(R) Restaurants operating in that geographic area or that any RAGIN' RIBS(R) Restaurant wIll benefit directly or in proportion to its contribution to the Advertising Fund from the development of advertising and marketing materials or the placement of advertising. Except as expressly provided in this section, we assume no direct or indirect liability or obligation to you with respect to collecting amounts due to, or maintaining, directing or administering, the Advertising Fund.

         11.5 ADVERTISING AND PROMOTION. You agree that any advertising, promotion and marketing you conduct will be completely clear and factual and not misleading and conform to the highest standards of ethical marketing and the promotion policies which we prescribe from time to time. Samples of all advertising, promotional and marketing materials which we have not prepared or previously approved must be submitted to us for approval before you use them. If you do not receive written approval within 15 days after our receipt of such materials, we will be deemed to have disapproved the materials. You may not use any advertising or promotional materials that we have not approved.

         11.6 WEBSITES. We have the right to control all use of URL's, domain names, websites, addresses, metatags, links, key words, e-mail addresses and any other means of electronic identification or origin ("E-NAMES"). We also have the right to designate, approve, control or limit all aspects of your use of the Internet, Intranet, World Wide Web, wireless technology, digital cable, use of e-names, e-mail, websites, home pages, bulletin boards, chatrooms, e-mail, linking, framing, on-line purchasing cooperatives, marketplaces, barter exchanges, and related technologies, methods, techniques, registrations, networking, and any electronic communication, commerce, computations, or any means of interactive electronic documents contained in a network of computers or similar devices linked by communications software (collectively, "E-COMMERCE"). You must follow all of System Standards for the use and regulation of e-commerce and e-names. We may require that you provide graphical, photographic, written or other forms of artistic or literary content to us for use in e-commerce activities associated with the Marks or the System which we may designate. We may restrict your use of e-commerce to a centralized website, portal or network or other form of e-commerce designated by us operated by us or our designee. We may require that you provide information to us via e-commerce. We may require you to coordinate your e-commerce activities with us. We may charge you our then current fees for such e-commerce activities which we designate. We may require you to obtain the services of and pay the then current fees for ISP and ASP services and the like. You recognize and agree that between you and us, we own all rights to all interest in and to any data collected via e-commerce related to the System, the Marks and Copyrights, including any customer data, click-stream data, cookies, user data, hits and the like: such information is deemed by us to be and constitutes our Confidential Information.

         11.7 LOCAL ADVERTISING. You are encouraged to spend a minimum of 2% of your Gross Sales on approved forms of local advertising and promotion. At your expense, you must obtain telephone directory listings in the "white and yellow pages" in the size and manner we specify, displaying the Marks. If other franchise owners operate RAGIN' RIBS(R) Restaurants in the market area serviced by the directories, then you must participate in and pay your prO rata share (based on number of Restaurants) of the cost of such listings and advertising.

         11.8 CO-OP PARTICIPATION AND CONTRIBUTIONS. If a group of RAGIN' RIBS(R) Restaurant Franchise Owners iS established in a geographic area in which your Restaurant is located to do joint advertising, marketing and promotion (the "CO-OP"), you must join and actively participate in it. You also must contribute to the Co-op such amounts as are determined from time to time by us, not to exceed 1% of your Gross Sales. Your local advertising requirement will be reduced by the amount that you contribute to any Co-op. We will set the amount of those contributions. The Co-op will adopt its own rules, regulations and procedures, which you must follow. However, the rules, regulations and procedures of the Co-op must be approved by us. All advertising utilized by the Co-op must not be used unless and until we have reviewed and approved it. We also have the right to participate in any meetings of the Co-op and its members. Your failure to timely contribute the amounts required by the Co-op constitutes a material breach of the provisions of this Agreement and we may offset against any amounts we otherwise owe to you the amount of your Co-op contributions and pay such contributions for you.

         11.9 PROMOTION OF THE FRANCHISE SYSTEM. You agree to place any and all materials promoting the Franchise System that we from time to time provide to you. You will place all such materials in the manner in which we designate.

12. RECORDS, REPORTS AND FINANCIAL STATEMENTS.

         12.1 ACCOUNTING SYSTEM. You must deliver to us the financial and operating reports in the form, manner, content and time we specify from time to time. You will make available for our review and inspection during normal business hours all original books and records that we want to ascertain and verify financial statements or reports. You will maintain all of your books and records in accordance with generally accepted accounting principles. You will maintain and preserve such records during the entire Term and for 5 years following expiration or termination of this Agreement. Such records include deposit reports and receipts, cash receipts journal, general ledgers, cash disbursement journals, weekly payroll registers, monthly bank statements, supplier invoices (paid and unpaid), accounts payable journals, balance sheets, profit and loss statements, inventory records, records of wholesale accounts and such other records as we may require. We may use the information obtained as we deem appropriate, except that information you designate as confidential will not be disclosed to third parties in a manner that identifies you as the subject or source except: (i) with your permission, (ii) as may be required by law, (iii) in connection with audits or collections under this Agreement; or shared within the RAGIN' RIBS(SM) Restaurant system (you understand that we disseminate operational and financial data throughout the system and to prospects). We may require you to use approved computer hardware and software.

         12.2 REPORTS. You agree to furnish to us on such forms that we prescribe from time to time:

                  (a) on Monday of each week, a report on the Restaurant's Gross Sales during the preceding week;

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

                  (b) within 30 days after the end of each quarter, a profit and loss statement for the Restaurant for the immediately preceding quarter and year-to-date and a balance sheet as of the end of such quarter; and

                  (c) within 60 days after the end of the Restaurant's fiscal year, annual profit and loss and source and use of funds statements and a balance sheet for the Restaurant as of the end of such fiscal year.

         12.3 ACCESS TO INFORMATION. You agree to verify and sign each report and financial statement in the manner we prescribe. We have the right to disclose data derived from such reports. We also have the right to require you to have reviewed or audited financial statements prepared on an annual basis if you have been late in making payments or sending us reports or we determine that you have understated Gross Sales by over 2% twice or more during any 3 month period. You will provide us copies of any reviewed or audited financial statements (if any) promptly after you receive them. Moreover, we have the right as often as we deem appropriate (including on a daily basis) to access all computer registers and other computer systems that you are required to maintain in connection with the operation of the Restaurant and to retrieve all information relating to the Restaurant's operations. At our request, you will promptly send us true and correct copies of all federal and state income, sales, excise and other tax returns.

13. INSPECTIONS AND AUDITS.

         13.1 OUR RIGHT TO INSPECT THE RESTAURANT. To determine whether you and the Restaurant are complying with this Agreement and all System Standards, we and our designated agents have the right at any time during your regular business hours, and without prior notice to you, to:

                  (a) inspect the Restaurant;

                  (b) observe, photograph and videotape the operations of the Restaurant for such consecutive or intermittent periods as we deem necessary;

                  (c) remove samples of any products, materials or supplies for testing and analysis;

                  (d) interview personnel and customers of the Restaurant; and

                  (e) inspect and copy any books, records, tax returns and documents relating to your operation of the Restaurant.

         You agree to cooperate with us fully in connection with any such inspections, observations, photographing, videotaping, product removal and interviews. You agree to present to your customers such evaluation forms that we periodically prescribe and to participate and/or request your customers to participate in any surveys performed by us or on our behalf. You must immediately correct or repair any unsatisfactory conditions we specify.

         13.2 OUR RIGHT TO AUDIT. We have the right at any time during your business hours, and without prior notice to you, to inspect and audit, or cause to be inspected and audited, your (if you are a Business Entity) and the Restaurant's business, bookkeeping and accounting records, sales and income tax records and returns and other records. You agree to cooperate fully with our representatives and independent accountants we hire to conduct any such inspection or audit. You must immediately pay us any shortfall in the amounts you owe us (regardless of the degree), including late fees and interest. You agree to reimburse us for the cost of such inspection or audit, including, without limitation, the charges of attorneys and independent accountants and the travel expenses, room and board and compensation of our employees if:

                  (a) our inspection or audit is made necessary by your failure to furnish reports, supporting records or other information we require, or to furnish such items on a timely basis; and/or

                  (b) our audit or inspection reveals that you understated Gross Sales by over 2%.

         The foregoing remedies are in addition to our other remedies and rights under this Agreement and applicable law.

14. TRANSFER.

         14.1 BY US. This Agreement is fully transferable by us and will inure to the benefit of any transferee or other legal successor to our interests. In the event of a transfer, we will require the assignee to assume all of our obligations under this Agreement.

         14.2 BY YOU. You understand and acknowledge that the rights and duties created by this Agreement are personal to you (or, if you are a Business Entity, to your owners) and that we have granted the Franchise to you in reliance upon our perceptions of your (or your owners') individual or collective character, skill, aptitude, attitude, business ability and financial capacity. Accordingly, neither this Agreement (nor any interest in it) nor any ownership or other interest in you or the Restaurant may be transferred without our prior written approval. Any transfer without such approval constitutes a breach of this Agreement and is void and of no effect. As used in this Agreement, the term "TRANSFER" includes your (or your owners') voluntary, involuntary, direct or indirect assignment, sale, gift or other disposition of any interest in: (a) this Agreement; (b) you; or (c) the Restaurant.

         An assignment, sale, gift or other disposition includes the following events:

                           (i) transfer of ownership of 10% or more of any
                  capital stock or a partnership interest or any other interest that affects control over the Business Entity;

                           (ii) merger or consolidation or issuance of
                  additional securities or interests representing an ownership interest in you;

                           (iii) any issuance or sale of your stock or any
                  security convertible to your stock;

                           (iv) transfer of an interest in you, this Agreement
                  or the Restaurant in a divorce, insolvency or corporate or partnership dissolution proceeding or otherwise by operation of law;

                           (v) transfer of an interest in you, this Agreement or
                  the Restaurant, in the event of your death or the death of one of your owners, by will, declaration of or transfer in trust or under the laws of intestate succession; or

                           (vi) pledge of this Agreement (to someone other than
                  us) or of an ownership interest in you as security, foreclosure upon the Restaurant or your transfer, surrender or loss of possession, control or management of the Restaurant.

         14.3 CONDITIONS FOR APPROVAL OF TRANSFER. If you (and your owners) are in full compliance with this Agreement, then subject to the other provisions of this Section , we will approve a transfer that meets all the applicable requirements of this Section. The proposed transferee and its direct and indirect owners must be individuals of good character and otherwise meet our then applicable standards for RAGIN' RIBS(R) RestauranT franchisees. A transfer of ownership, possession or control of the Restaurant may be made only in conjunction with a transfer of this Agreement. If the transfer is of this Agreement or a controlling interest in you, or is one of a series of transfers which in the aggregate constitute the transfer of this Agreement or a controlling interest in you, all of the following conditions must be met prior to or concurrently with the effective date of the transfer:

                  (a) the transferee has sufficient business experience, aptitude and financial resources to operate the Restaurant;

                  (b) you have paid all Royalties, Advertising Fees, amounts owed for purchases from us and all other amounts owed to us or to third-party creditors and have submitted all required reports and statements;

                  (c) the transferee (or its owners) have agreed to complete our standard training program, at their expense;

                  (d) the transferee has agreed to be bound by all of the terms and conditions of this Agreement;

                  (e) the transferee has entered into our then-current form of Franchise Agreement for a Term ending on the expiration date of this Agreement and requiring no initial franchise fee;

                  (f) the transferee agrees to upgrade the Restaurant to conform to our then-current standards and specifications;

                  (g) you or the transferee pay us a transfer fee as set by us from time to time, but in no event less than $10,000, to defray expenses we incur in connection with the transfer, including the costs of training the transferee (or its owners) and other personnel

                  (h) you (and your transferring owners) have signed a general release, in form satisfactory to us, of any and all claims against us and our shareholders, officers, directors, employees and agents;

                  (i) we have approved the material terms and conditions of such transfer and determined that the price and terms of payment will not adversely affect the transferee's operation of the Restaurant;

                  (j) if you or your owners finance any part of the sale price of the transferred interest, you and/or your owners have agreed that all of the transferee's obligations pursuant to any promissory notes, agreements or security interests that you or your owners have reserved in the Restaurant are subordinate to the transferee's obligation to pay Royalties, Advertising Fees and other amounts due to us and otherwise to comply with this Agreement;

                  (k) you and your transferring owners (and your and your owners' spouses and children) have signed a non-competition covenant in favor of us and the transferee agreeing to be bound, commencing on the effective date of the transfer, by the restrictions contained in this Agreement; and

                  (l) you and your transferring owners have agreed that you and they will not directly or indirectly at any time or in any manner (except with respect to other RAGIN' RIBS(R) Restaurants you own and operate) identify yourself or themselves or any business as a current or former RAGIN' RIBS(R) Restaurant, or aS one of our licensees or franchisees, use any Mark, any colorable imitation of a Mark, or other indicia of a RAGIN' RIBS(R) Restaurant in any manner or for any purpose or utilize for any purpose any trade name, trade or service mark or other commercial symbol that suggests or indicates a connection or association with us.

         14.4 TRANSFER TO A BUSINESS ENTITY. If you are in full compliance with this Agreement, you may transfer this Agreement to a Business Entity that conducts no business other than the Restaurant and, if applicable, other RAGIN' RIBS(R) Restaurant so long as you own, control and have the right to vote 51% or more of its issued anD outstanding ownership interests (like stock or partnership interests) and you guarantee its performance under this Agreement. All other owners are subject to our approval. The organizational or governing documents of the Business Entity must recite that the issuance and transfer of any ownership interests in the Business Entity are restricted by the terms of this Agreement, are subject to our approval, and all certificates or other documents representing ownership interests in the Business Entity must bear a legend referring to the restrictions of this Agreement. As a condition of our approval of the issuance or transfer of ownership interests to any person other than you, we may require (in addition to the other requirements we have the right to impose) that the proposed owner sign an agreement, in a form provided or approved by us, agreeing to be bound jointly and severally by, to comply with, and to guarantee the performance of, all of the your obligations under this Agreement.

         14.5 TRANSFER UPON DEATH OR DISABILITY. Upon your death or disability or, if you are a Business Entity, the death or disability of the owner of a controlling interest in you, we may require you (or such owner's executor, administrator, conservator, guardian or other personal representative) to transfer your interest in this Agreement (or such owner's interest in you) to a third party. Such disposition (including, without limitation, transfer by bequest or inheritance) must be completed within the time we designate, not less than 1 month but not more than 6 months from the date of death or disability. Such disposition will be subject to all of the terms and conditions applicable to transfers contained in this Section. A failure to transfer your interest in this Agreement or the ownership interest in you within this period of time constitutes a breach of this Agreement. For purposes of this Agreement, the term "DISABILITY" means a mental or physical disability, impairment or condition that is reasonably expected to prevent or actually does prevent you or an owner of a controlling interest in you from managing and operating the Restaurant.

         14.6 OPERATION UPON DEATH OR DISABILITY. If, upon your death or disability or the death or disability of the owner of a controlling interest in you, the Restaurant is not being managed by a trained manager, your or such owner's executor, administrator, conservator, guardian or other personal representative must within a reasonable time, not to exceed 15 days from the date of death or disability, appoint a manager to operate the Restaurant. Such manager will be required to complete training at your expense. Pending the appointment of a manager as provided above or if, in our judgment, the Restaurant is not being managed properly any time after your death or disability or after the death or disability of the owner of a controlling interest in you, we have the right, but not the obligation, to appoint a manager for the Restaurant. All funds from the operation of the Restaurant during the management by our appointed manager will be kept in a separate account, and all expenses of the Restaurant, including compensation, other costs and travel and living expenses of our manager, will be charged to this account. We also have the right to charge a reasonable management fee (in addition to the Royalty and Advertising Fee payable under this Agreement) during the period that our appointed manager manages the Restaurant. Operation of the Restaurant during any such period will be on your behalf, provided that we only have a duty to utilize our best efforts and will not be liable to you or your owners for any debts, losses or obligations incurred by the Restaurant or to any of your creditors for any products, materials, supplies or services the Restaurant purchases during any period it is managed by our appointed manager.

         14.7 EFFECT OF CONSENT TO TRANSFER. Our consent to a transfer of this Agreement and the Restaurant or any interest in you does not constitute a representation as to the fairness of the terms of any contract between you and the transferee, a guarantee of the prospects of success of the Restaurant or transferee or a waiver of any claims we may have against you (or your owners) or of our right to demand the transferee's exact compliance with any of the terms or conditions of this Agreement.

15. SUCCESSOR TERMS.

         15.1 ACQUISITION. Upon expiration of this Agreement, subject to the conditions of this Section, you will have the right to acquire a successor franchise to operate the a RAGIN' RIBS(R) Restaurant for 2 additional 5-yeaR periods on the terms and conditions of the franchise agreement we are then using in granting franchises for RAGIN' RIBS(R) Restaurants, if you (and each of your owners) have substantially complied with this Agreement durinG its Term, and either:

                  (a) you maintain possession of and agree to remodel and/or expand the Restaurant, add or replace improvements, equipment and signs and otherwise modify the Restaurant as we require to bring it into compliance with specifications and standards then applicable for RAGIN' RIBS(R) Restaurants; or

                  (b) if you are unable to maintain possession of the Site, or if in our judgment the Restaurant should be relocated, you secure substitute premises we approve, develop such premises in compliance with specifications and standards then applicable for RAGIN' RIBS(R) Restaurants and continue to operate thE Restaurant at the Site until operations are transferred to the substitute premises.

         15.2 GRANT. You must give us written notice of your election to acquire a successor franchise during not less than 6 months prior to the expiration of the Term. We will respond ("RESPONSE NOTICE"), within 30 days after we receive your notice, of our decision, either:

                  (a) to grant you a successor franchise;

                  (b) to grant you a successor franchise on the condition that deficiencies of the Restaurant, or in your operation of the Restaurant, are corrected; or

                  (c) not to grant you a successor franchise based on our determination that you and your owners have not substantially complied with this Agreement during its Term.

If applicable, our Response Notice will:

                  (a) describe the remodeling and/or expansion of the Restaurant and other improvements or modifications required to bring the Restaurant into compliance with then applicable specifications and standards for RAGIN' RIBS(R) Restaurants; and

                  (b) state the actions you must take to correct operating deficiencies and the time period in which such deficiencies must be corrected.

         If we elect not to grant a successor franchise, the Response Notice will describe the reasons for our decision. Your right to acquire a successor franchise is subject to your continued compliance with all of the terms and conditions of this Agreement through the date of its expiration, in addition to your compliance with the obligations described in the Response Notice.

         In our discretion, we may extend the Term for such period of time as we deem necessary in order to provide you with either reasonable time to correct deficiencies or notice of our refusal to grant a successor franchise.

         15.3 AGREEMENTS/RELEASES. If you satisfy all of the other conditions to the grant of a successor franchise, you and your owners agree to sign the form of franchise agreement and any ancillary agreements we are then customarily using in connection with the grant of successor franchises for RAGIN' RIBS(R) Restaurants. You anD your owners further agree to sign general releases, in form satisfactory to us, of any and all claims against us and our shareholders, officers, directors, employees, agents, successors and assigns. Failure by you or your owners to sign such agreements and releases and deliver them to us for acceptance and signature within 15 days after their delivery to you will be deemed an election not to acquire a successor franchise.

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

         15.4 TRAINING AND REFRESHER PROGRAMS. Our grant of a successor franchise is also conditioned on the satisfactory completion by you (or a your owners) of any new training and refresher programs as we may reasonably require.

         15.5 FEES AND EXPENSES. Our grant of a successor franchise is contingent on your payment to us of a successor franchise fee of $5,000. We must receive the fee from you at the time of your election, but not later than 10 days prior to the expiration date of this Agreement. In addition, we have the right to charge you for services we render to you and expenses we incur in conjunction with the grant of the successor franchise. Payment of those charges is due upon your receipt of our invoice.

         15.6 SUBSEQUENT SUCCESSOR FRANCHISES. The fees and other conditions for any later granting of subsequent successor franchises will be governed by the successor franchise agreement (as described above); except that the first 5-year successor franchise will also be for 5 years.

16. TERMINATION OF AGREEMENT.

         16.1 ON NOTICE. We have the right to terminate this Agreement, effective upon delivery of written notice of termination to you, if:

                  (a) you (or any of your owners) have made any material misrepresentation or omission in connection with your purchase of the Franchise;

                  (b) you fail to begin operating the Restaurant within 6 months of the Effective Date;

                  (c) your, or your owners, failure to successfully complete initial or any other training to our satisfaction;

                  (d) you abandon or fail to actively operate the Restaurant for 5 or more consecutive business days, unless the Restaurant has been closed for a purpose we have approved or because of casualty or government order;

                  (e) you surrender or transfer control of the operation of the Restaurant without our prior written consent;

                  (f) you (or any of your owners) are or have been convicted by a trial court of, or plead or have pleaded no contest, or guilty, to, a felony or other serious crime or offense;

                  (g) you (or any of your owners) engage in any dishonest or unethical conduct which may adversely affect the reputation of the Restaurant or another RAGIN' RIBS(R) Restaurants or the goodwill associated with thE Marks;

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

                  (h) you understate Gross Sales by 2% or more, or our audits or investigations show that you understated Gross Sales by 2% or more 2 or more times during any 6-week period;

                  (i) you (or any of your owners) make an unauthorized assignment of this Agreement or of an ownership interest in you, the Restaurant or the Art;

                  (j) in the event of your death or disability or the death or disability of the owner of a controlling interest in you, this Agreement or such owner's interest in you is not assigned as required under this Agreement;

                  (k) you lose the right to possession of the Site;

                  (l) you (or any of your owners) make any unauthorized use or disclosure of any Confidential Information or use, duplicate or disclose any portion of the Manual in violation of this Agreement;

                  (m) you violate any health, safety or sanitation law, ordinance or regulation and have not immediately cured the violation to both our satisfaction and that of the governmental authority;

                  (n) you fail to make payments of any amounts due to us and do not correct such failure within 10 days after written notice of such failure is delivered to you;

                  (o) you fail to pay when due any federal or state income, service, sales or other taxes due on the operations of the Restaurant, unless you are in good faith contesting your liability for such taxes;

                  (p) you (or any of your owners) fail to comply with any other provision of this Agreement or any System Standard and do not correct such failure within 30 days after written notice of such failure to comply is delivered to you;

                  (q) you (or any of your owners) fail on 2 or more separate occasions within any period of 12 consecutive months or on 6 occasions during the Term to submit when due reports or other data, information or supporting records, to pay when due any amounts due to us or otherwise to comply with this Agreement, whether or not such failures to comply were corrected after written notice of such failure was delivered to you; or

                  (r) you make an assignment for the benefit of creditors or admit in writing your insolvency or inability to pay your debts generally as they become due; you consent to the appointment of a receiver, trustee or liquidator of all or the substantial part of your property; the Restaurant is attached, seized, subjected to a writ or distress warrant or levied upon, unless such attachment, seizure, writ, warrant or levy is vacated within 30 days; or any order appointing a receiver, trustee or liquidator of you or the Restaurant is not vacated within 30 days following the entry of such order.

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

         16.2 AFTER NOTICE. We may also terminate this Agreement after we notify you of our intention to do so because of the occurrence of any of the following events and your failure to cure it within 30 days of our notice:

                  (a) you or a trained manager is not present at the Restaurant during all open hours;

                  (b) failure to keep the Restaurant open during the required hours;

                  (c) purchasing or leasing any product or service from an unapproved supplier;

                  (d) failure to participate in a Co-op;

                  (e) failure to pay taxes and assessments;

                  (f) failure to obtain and maintain required permits

                  (g) if you are a Business Entity, failure to maintain active status in your state of organization;

                  (h) failure to promptly pay any amounts due us or your suppliers;

                  (i) failure to timely make required reports;

                  (j) failure to maintain sufficient liquid funds to pay amounts to us via electronic transfer;

                  (k) you violate any other provision of this Agreement;

                  (l) failure to maintain any standards or procedures contained in the Operations Manual;

                  (m) continued violation of any law, ordinance, rule or regulation of a governmental agency;

                  (n) failure to obtain any approvals or consents required by this Agreement;

                  (o) you abandon the Restaurant; or

                  (p) you lose the right to possession of the Restaurant.

17. RIGHTS AND OBLIGATIONS UPON TERMINATION.

         17.1 PAYMENT OF AMOUNTS OWED TO US. You agree to pay us within 15 days after the effective date of termination or expiration of this Agreement, or on such later date that the amounts due to us are determined, such Royalties, Advertising Fees, amounts owed for purchases from us, interest due on any of the foregoing and all other amounts owed to us which are then unpaid.

         17.2 MARKS. Upon the termination or expiration of this Agreement:

                  (a) you may not directly or indirectly at any time or in any manner (except with respect to other RAGIN' RIBS(R) Restaurants you own and operate) identify yourself or any business as a current or former RAGIN' RIBS(R) Restaurant, or as one of our licensees or franchisees, use any Mark, any colorable imitation of A Mark or other indicia of a RAGIN' RIBS(R) Restaurant in any manner or for any purpose or utilize for anY purpose any trade name, trade or service mark or other commercial symbol that indicates or suggests a connection or association with us;

                  (b) you agree to take such action as may be required to cancel all fictitious or assumed name or equivalent registrations relating to your use of any Mark;

                  (c) if we do not have or do not exercise an option to purchase the Restaurant, you agree to deliver to us within 30 days after, as applicable, the effective date of expiration of this Agreement or the Notification Date all signs, sign-faces, sign-cabinets, marketing materials, forms and other materials containing any Mark or otherwise identifying or relating to a RAGIN' RIBS(R) Restaurant and allow us, without liability to you or third parties, to remove all such items from the Restaurant;

                  (d) if we do not have or do not exercise an option to purchase the Restaurant, you agree that, after, as applicable, the effective date of expiration of this Agreement or the Notification Date, you will promptly and at your own expense make such alterations we specify to distinguish the Restaurant clearly from its former appearance and from other RAGIN' RIBS(R) Restaurants so as to prevent confusion by thE public;

                  (e) if we do not have or do not exercise an option to purchase the Restaurant, you agree that, after, as applicable, the effective date of expiration of this Agreement or the Notification Date, you will notify the telephone company and all telephone directory publishers of the termination or expiration of your right to use any telephone, telecopy or other numbers and any regular, classified or other telephone directory listings associated with any Mark, authorize the transfer of such numbers and directory listings to us or at our direction and/or instruct the telephone company to forward all calls made to your telephone numbers to numbers we specify; and

                  (f) you agree to furnish us, within 30 days after, as applicable, the effective date of expiration of this Agreement or the Notification Date, with evidence satisfactory to us of your compliance with the foregoing obligations.

         17.3 CONFIDENTIAL INFORMATION. You agree that, upon termination or expiration of this Agreement, you will immediately cease to use any of our Confidential Information in any business or otherwise and return to us all copies of the Manual and any other confidential materials that we have loaned to you.

         17.4 COMPETITIVE RESTRICTIONS. Upon our termination of this Agreement in accordance with its terms and conditions, or expiration of this Agreement (if we offer, but you elect not to acquire, a successor franchise),

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

                  (a) you and your owners agree that, for a period of 2 years commencing on the effective date of termination or expiration or the date on which a person restricted by this Section begins to comply with this Section, whichever is later, neither you nor any of your owners will have any direct or indirect interest (e.g., through a spouse or child) as a disclosed or beneficial owner, investor, partner, director, officer, employee, consultant, representative or agent or in any other capacity in any Competitive Business operating:

                           (i) at the Site;

                           (ii) within 5 miles of the Site; or

                           (iii) within 5 miles of any other RAGIN' RIBS(R)
                  Restaurant in operation or under construction on the later oF the effective date of the termination or expiration or the date on which a person restricted by this Section complies with this Section.

         If any person restricted by this Section refuses voluntarily to comply with the foregoing obligations, the 2-year period will commence with the entry of an order of an arbitrator, or court if necessary, enforcing this provision. You and your owners expressly acknowledge that you possess skills and abilities of a general nature and have other opportunities for exploiting such skills. Consequently, enforcement of the covenants made in this Section will not deprive you of your personal goodwill or ability to earn a living.

         17.5 OUR RIGHT TO PURCHASE.

                  (a) EXERCISE OF OPTION. Upon our termination of this Agreement in accordance with its terms and conditions or your termination of this Agreement without cause, we have the option, exercisable by giving written notice to you within 60 days from the date of such termination, to purchase the Restaurant from you, including the leasehold rights to the Site. (The date on which we notify you whether or not we are exercising our option is referred to in this Agreement as the "NOTIFICATION DATE"). We have the unrestricted right to assign this option to purchase the Restaurant. We will be entitled to all customary warranties and representations in connection with our asset purchase, including, without limitation, representations and warranties as to ownership and condition of and title to assets; liens and encumbrances on assets; validity of contracts and agreements; and liabilities affecting the assets, contingent or otherwise.

                  (b) LEASEHOLD RIGHTS. You agree at our election:

                           (i) to assign your leasehold interest in the Site to
                  us; or

                           (ii) to enter into a sublease for the remainder of
                  the lease term on the same terms (including renewal options) as the prime lease.

                  (c) PURCHASE PRICE. The purchase price for the Restaurant will be its fair market value, determined in a manner consistent with reasonable depreciation of the Restaurant's equipment, signs, inventory, materials and supplies, provided that the Restaurant will be valued as an independent business and its value will not include any value for:

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

                           (i) the Franchise or any rights granted by this
                  Agreement;

                           (ii) the Marks; or

                           (iii) participation in the network of RAGIN' RIBS(R)
                  Restaurants.

                  The Restaurant's fair market value will include the goodwill you developed in the market of the Restaurant that exists independent of the goodwill of the Marks and the System. The length of the remaining term of the lease for the Site will also be considered in determining the Restaurant's fair market value.

                  We may exclude from the assets purchased cash or its equivalent and any equipment, signs, inventory, materials and supplies that are not reasonably necessary (in function or quality) to the Restaurant's operation or that we have not approved as meeting standards for RAGIN' RIBS(R) Restaurant, and the purchase price will reflect such exclusions.

                  (d) APPRAISAL. If we and you are unable to agree on the Restaurant's fair market value, its fair market value will be determined by 3 independent appraisers who collectively will conduct 1 appraisal. We will appoint one appraiser, you will appoint one appraiser and the two party-appointed appraisers will appoint the third appraiser. You and we agree to select our respective appraisers within 15 days after we notify you that we are exercising our option to purchase the Restaurant, and the two appraisers so chosen are obligated to appoint the third appraiser within 15 days after the date on which the last of the two party-appointed appraisers was appointed. You and we will bear the cost of our own appraisers and share equally the fees and expenses of the third appraiser chosen by the two party-appointed appraisers. The appraisers are obligated to complete their appraisal within 30 days after the third appraiser's appointment.

                  The purchase price will be paid at the closing of the purchase, which will take place not later than 90 days after determination of the purchase price. We have the right to set off against the purchase price, and thereby reduce the purchase price by, any and all amounts you or your owners owe to us or any amounts of rent you owe the landlord of the Site, or supplies or your creditors that we pay on your behalf in order to obtain lawful possession of the Site, any of your assets or to cover amounts you owe suppliers we do business with. At the closing, you agree to deliver instruments transferring to us:

                                    (i) good and merchantable title to the
                           assets purchased, free and clear of all liens and encumbrances (other than liens and security interests acceptable to us), with all sales and other transfer taxes paid by you; and

                                    (ii) all licenses and permits of the
                           Restaurant which may be assigned or transferred; and

                                    (iii) the leasehold interest and
                           improvements in the Site.

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

         If you cannot deliver clear title to all of the purchased assets, or if there are other unresolved issues, the closing of the sale will be accomplished through an escrow. You and your owners further agree to execute general releases, in form satisfactory to us, of any and all claims against us and our shareholders, officers, directors, employees, agents, successors and assigns.

         17.6 CONTINUING OBLIGATIONS. All of our and your (and your owners' and affiliates') obligations which expressly or by their nature survive the expiration or termination of this Agreement will continue in full force and effect subsequent to and notwithstanding its expiration or termination and until they are satisfied in full or by their nature expire. Examples include indemnification, payment, de-identification and dispute resolution provisions.

18. RELATIONSHIP OF THE PARTIES/INDEMNIFICATION.

         18.1 INDEPENDENT CONTRACTORS. You and we understand and agree that this Agreement does not create a fiduciary relationship between you and us, that we and you are and will be independent contractors and that nothing in this Agreement is intended to make either you or us a general or special agent, joint venturer, partner or employee of the other for any purpose. You agree to conspicuously identify yourself in all dealings with customers, suppliers, public officials, Restaurant personnel and others as the owner of the Restaurant under a franchise we have granted and to place such notices of independent ownership on such forms, business cards, stationery and advertising and other materials as we may require from time to time.

         18.2 NO LIABILITY FOR ACTS OF OTHER PARTY. You agree not to employ any of the Marks in signing any contract or applying for any license or permit, or in a manner that may result in our liability for any of your indebtedness or obligations, and that you will not use the Marks in any way we have not expressly authorized. Neither we nor you will make any express or implied agreements, warranties, guarantees or representations or incur any debt in the name or on behalf of the other, represent that our respective relationship is other than franchisor and franchisee or be obligated by or have any liability under any agreements or representations made by the other that are not expressly authorized in writing. We will not be obligated for any damages to any person or property directly or indirectly arising out of the Restaurant's operation or the business you conduct pursuant to this Agreement.

         18.3 TAXES. We will have no liability for any sales, use, alcohol surcharge, service, occupation, excise, gross receipts, income, payroll, property or other taxes, whether levied upon you or the Restaurant, in connection with the business you conduct (except any taxes we are required by law to collect from you with respect to purchases from us). Payment of all such taxes are your responsibility.

         18.4 INDEMNIFICATION. You agree to indemnify, defend and hold harmless us, our affiliates and our respective shareholders, directors, officers, employees, agents, successors and assignees (the "INDEMNIFIED PARTIES") against and to reimburse any one or more of the Indemnified Parties for all claims, obligations and damages described in this Section, any and all taxes described in this Agreement and any and all claims and liabilities directly or indirectly arising out of the Restaurant's operation (even if our negligence is alleged) or your breach of this Agreement. For purposes of this indemnification, "CLAIMS" includes all obligations, damages (actual, consequential or otherwise) and costs reasonably incurred in the defense of any claim against any of the Indemnified Parties, including, without limitation, reasonable accountants', arbitrators', attorneys' and expert witness fees, costs of investigation and proof of facts, court costs, other expenses of litigation, arbitration or alternative dispute resolution and travel and living expenses. We have the right to defend any such claim against us. This indemnity will continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement. Under no circumstances will we or any other Indemnified Party be required to seek recovery from any insurer or other third party, or otherwise to mitigate our, their or your losses and expenses, in order to maintain and recover fully a claim against you. You agree that a failure to pursue such recovery or mitigate a loss will in no way reduce or alter the amounts we or another Indemnified Party may recover from you.

19. ENFORCEMENT.

         19.1 SEVERABILITY; SUBSTITUTION OF VALID PROVISIONS. Except as otherwise stated in this Agreement, each term of this Agreement, and any portion of any term, are severable. The remainder of this Agreement will continue in full force and effect. To the extent that any provision restricting your competitive activities is deemed unenforceable, you and we agree that such provisions will be enforced to the fullest extent permissible under governing law. This Agreement will be deemed automatically modified to comply with such governing law if any applicable law requires: (a) a greater prior notice of the termination of or refusal to renew this Agreement; or (b) the taking of some other action not described in this Agreement; or (c) if any RAGIN' RIBS(R) System StandarD is invalid or unenforceable. We may modify such invalid or unenforceable provision to the extent required to be valid and enforceable. In such event, you will be bound by the modified provisions.

         19.2 WAIVERS. We will not be deemed to have waived our right to demand exact compliance with any of the Terms, even if at any time: (a) we do not exercise a right or power available to us under this Agreement; or (b) we do not insist on your strict compliance with the terms of this Agreement; or (c) if there develops a custom or practice which is at variance with the terms of this Agreement; or (d) if we accept payments which are otherwise due to us under this Agreement. Similarly, our waiver of any particular breach or series of breaches under this Agreement or of any similar term in any other agreement between you and us or between us and any other franchise owner, will not effect our rights with respect to any later breach by you or anyone else.

         19.3 LIMITATION OF LIABILITY. Neither of the parties will be liable for loss or damage or deemed to be in breach of this Agreement if failure to perform obligations results from:

                  (a) compliance with any law, ruling, order, regulation, requirement or instruction of any federal, state or municipal government or any department or agency thereof;

                  (b) acts of God, war, terror or similar like;

                  (c) acts or omissions of a similar event or cause.

However, such delays or events do not excuse payments of amounts owed at any time.

         19.4 APPROVAL AND CONSENTS. Whenever this Agreement requires our advance approval, agreement or consent, you agree to make a timely written request for it. Our approval or consent will not be valid unless it is in writing. Except where expressly stated otherwise in this Agreement, we have the absolute right to refuse any request by you or to withhold our approval of any action or omission by you. If we provide to you any waiver, approval, consent, or suggestion, or if we neglect or delay our response or deny any request for any of those, we will not be deemed to have made any warranties or guarantees which you may rely on, and will not assume any liability or obligation to you.

         19.5 WAIVER OF PUNITIVE DAMAGES. EXCEPT FOR YOUR OBLIGATIONS TO INDEMNIFY US AND CLAIMS FOR UNAUTHORIZED USE OF THE MARKS OR CONFIDENTIAL INFORMATION, YOU AND WE EACH WAIVE TO THE FULL EXTENT PERMITTED BY LAW ANY RIGHT TO, OR CLAIM FOR, ANY PUNITIVE OR EXEMPLARY DAMAGES AGAINST THE OTHER. YOU AND WE ALSO AGREE THAT, IN THE EVENT OF A DISPUTE BETWEEN YOU AND US, THE PARTY MAKING A CLAIM WILL BE LIMITED TO EQUITABLE RELIEF AND RECOVERY OF ANY ACTUAL DAMAGES IT SUSTAINS.

         19.6 LIMITATIONS OF CLAIMS. ANY AND ALL CLAIMS ARISING OUT OF THIS AGREEMENT OR THE RELATIONSHIP AMONG YOU AND US MUST BE MADE BY WRITTEN NOTICE TO THE OTHER PARTY WITHIN 1 YEAR FROM THE OCCURRENCE OF THE FACTS GIVING RISE TO SUCH CLAIM (REGARDLESS OF WHEN IT BECOMES KNOWN); EXCEPT FOR CLAIMS ARISING
FROM: (A) UNDER-REPORTING OF GROSS SALES; (B) UNDER-PAYMENT OF AMOUNTS OWED TO US OR OUR AFFILIATES; (C) CLAIMS FOR INDEMNIFICATION; AND/OR (D) UNAUTHORIZED USE OF THE MARKS. HOWEVER, THIS PROVISION DOES NOT LIMIT THE RIGHT TO TERMINATE THIS AGREEMENT IN ANY WAY.

         19.7 GOVERNING LAW. EXCEPT TO THE EXTENT THIS AGREEMENT OR ANY PARTICULAR DISPUTE IS GOVERNED BY THE U.S. TRADEMARK ACT OF 1946 (LANHAM ACT, 15 U.S.C. SS.1051 AND THE SECTIONS FOLLOWING IT) OR OTHER FEDERAL LAW, THIS AGREEMENT AND THE FRANCHISE ARE GOVERNED BY THE LAW OF THE STATE IN WHICH OUR PRINCIPAL BUSINESS OFFICE IS LOCATED, EXCLUDING ANY LAW REGULATING THE SALE OF FRANCHISES OR GOVERNING THE RELATIONSHIP BETWEEN A FRANCHISOR AND FRANCHISE OWNER, UNLESS THE JURISDICTIONAL REQUIREMENTS OF SUCH LAWS ARE MET INDEPENDENTLY WITHOUT REFERENCE TO THIS SECTION. References to any law or regulation also refer to any successor laws or regulations and any implementing regulations for any statute, as in effect at the relevant time. References to a governmental agency also refer to any successor regulatory body that succeeds to the function of such agency.

         19.8 JURISDICTION. YOU AND WE CONSENT AND IRREVOCABLY SUBMIT TO THE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION LOCATED IN HILLSBOROUGH COUNTY, FLORIDA, AND WAIVE ANY OBJECTION TO THE JURISDICTION AND VENUE OF SUCH COURTS. THE EXCLUSIVE CHOICE OF JURISDICTION DOES NOT PRECLUDE THE BRINGING OF ANY ACTION BY THE PARTIES OR THE ENFORCEMENT BY THE PARTIES IN ANY JUDGMENT OBTAINED IN ANY SUCH JURISDICTION, IN ANY OTHER APPROPRIATE JURISDICTION OR THE RIGHT OF THE PARTIES TO CONFIRM OR ENFORCE ANY ARBITRATION AWARD IN ANY APPROPRIATE JURISDICTION.

         19.9 WAIVER OF JURY TRIAL. YOU AND WE EACH IRREVOCABLY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER AT LAW OR IN EQUITY, BROUGHT BY EITHER YOU OR US.

         19.10 CUMULATIVE REMEDIES. The rights and remedies provided in this Agreement are cumulative and neither you nor we will be prohibited from exercising any other right or remedy provided under this Agreement or permitted by law or equity.

         19.11 COSTS AND ATTORNEYS FEES. If a claim for amounts owed by you to us or any of our affiliates is asserted in any legal or arbitration proceeding or if either you or we are required to enforce this Agreement in a judicial or arbitration proceeding, the party prevailing in such proceeding will be entitled to reimbursement of its costs and expenses, including reasonable accounting and attorneys fees. Attorneys fees will include, without limitation, reasonable legal fees charged by attorneys, paralegal fees, and costs and disbursements, whether incurred prior to, or in preparation for, or contemplation of, the filing of written demand or claim, action, hearing, or proceeding to enforce the obligations of the parties under this Agreement.

         19.12 BINDING EFFECT. This Agreement is binding on and will inure to the benefit of our successors and assigns. Except as otherwise provided in this Agreement, this Agreement will also be binding on your successors and assigns, and your heirs, executors and administrators.

         19.13 ENTIRE AGREEMENT. This Agreement, including the introduction, addenda and exhibits to it, constitutes the entire agreement between you and us. There are no other oral or written understandings or agreements between you and us concerning the subject matter of this Agreement. Except as expressly provided otherwise in this Agreement, this Agreement may be modified only by written agreement signed by both you and us.

         19.14 NO LIABILITY TO OTHERS; NO OTHER BENEFICIARIES. We will not, because of this Agreement or by virtue of any approvals, advice or services provided to you, be liable to any person or legal entity who is not a party to this Agreement. Except as specifically described in this Agreement, no other party has any rights because of this Agreement.

         19.15 CONSTRUCTION. The headings of the sections are for convenience only. If two or more persons are at any time franchise owners hereunder, whether or not as partners or joint venturers, their obligations and liabilities to us are joint and several. This Agreement may be signed in multiple copies, each of which will be an original. "A OR B" means "A" or "B" or both.

         19.16 CERTAIN DEFINITIONS. The term "FAMILY MEMBER" refers to parents, spouses, offspring and siblings, and the parents and siblings of spouses. The term "AFFILIATE" means any Business Entity directly or indirectly owned or controlled by a person, under common control with a person or controlled by a person. The terms "FRANCHISEE, FRANCHISE OWNER, YOU AND YOUR" are applicable to one or more persons, a Business Entity, as the case may be. The singular use of any pronoun also includes the plural and the masculine and neuter usages includE the other and the feminine. The term "PERSON" includes individuals or Business Entities. The term "SECTION" refers to a section or subsection of this Agreement. The word "CONTROL" means the power to direct or cause the direction of management and policies. The word "OWNER" means any person holding a direct or indirect, legal or beneficial ownership interest or voting rights in another person (or a transferee of this Agreement or an interest in you), including any person who has a direct or indirect interest in you or this Agreement and any person who has any other legal or equitable interest, or the power to vest in himself any legal or equitable interest, in the revenue, profits, rights or assets.

         19.17 TIMING IS OF THE ESSENCE. It will be a material breach of this Agreement to fail to perform any obligation within the time required or permitted by this Agreement. In computing time periods from one date to a later date, the words "FROM" and "COMMENCING ON" (and the like) mean "FROM AND INCLUDING"; and the words "TO," "UNTIL" and "ENDING ON" (and the like) mean "TO BUT EXCLUDING." Indications of time of day mean Tampa, Florida time.

20. NOTICES AND PAYMENTS.

         All notices and reports permitted or required under this Agreement or by the Manuals must be in writing and will be deemed delivered:

                  (a) at the time delivered by hand;

                  (b) 1 business day after transmission by facsimile, telecopy, e-mail, or other electronic system;

                  (c) 2 business days after being placed in the hands of a commercial airborne courier service for next business day delivery; or

                  (d) 3 business days after placement in the United States mail by registered or certified mail, return receipt requested, postage prepaid.

         Delivery by facsimile, e-mailed and electronic means constitutes a writing. All such notices must be addressed to the parties as follows:

         If to Us:         RAGIN' RIBS FRANCHISE CORP.
                           501 S. Dakota Avenue, Suite 1
                           Tampa, Florida  33606
                           Attention:  Paul R. Smith

         If to You:        Jonathon Massie
                           9431 Larkbunting Drive
                           Tampa, Florida 33647

         Either you or we may change the address for delivery of all notices and reports and any such notice will be effective within 10 business days of any change in address. Any required payment or report not actually received by us during regular business hours on the date due (or postmarked by postal authorities at least 2 days prior to such date, or in which the receipt from the commercial courier service is not dated prior to 2 days prior to such date) will be deemed delinquent.

         Intending to be bound, you and we sign and deliver this Agreement in 2 counterparts on the Effective Date.


"US":                                          "YOU":

RAGIN' RIBS FRANCHISE CORP.                    JONATHON MASSIE
                                               RUBENS FOOD GROUP
                                               ---------------------------------
                                               [Business Entity Name]


By: /s/ Paul Smith                             By: /s/ Jonathon Massie
   ----------------------------                   ------------------------------
Name: Paul Smith                               Name: Jonathon Massie
     --------------------------                     ----------------------------
Title: President                               Title: President
      -------------------------                      ---------------------------
Date: 1/12/2004                                Date: 1/12/04
     --------------------------                     ----------------------------

                                   EXHIBIT "A"
                                     TO THE
                           RAGIN' RIBS FRANCHISE CORP.
                               FRANCHISE AGREEMENT
                             DATED DECEMBER 29, 2003
                                      WITH

                                JONATHON MASSIE.
                                ----------------
                            (NAME OF FRANCHISE OWNER)


                                    GLOSSARY
                                    --------

This Glossary is intended as a general guideline to assist you in reading the Franchise Agreement. You must review the Franchise Agreement to get an exact definition of a term.

    TERM                                      DEFINITION
    ----                                      ----------

ACCOUNT                    The Restaurant's bank operating account from which
Section 5.4                you may be required to authorize us to initiate debit
                           entries or credit correction entries to for payments of Royalties and other amounts due under this Agreement, including any applicable interest charges.

ADVERTISING FEES           Contributions of 1% of your Gross Sales per to
Section 5.2                the Advertising Fund.

ADVERTISING FUND           A fund used to develop advertising, marketing and
Section 11.1               public relations programs and materials that we deem
                           necessary or appropriate for the goodwill and public image of RAGIN' RIBS(R)Restaurants on a system-wide basis.

AFFILIATE                  Any Business Entity directly or indirectly owned or
Section 19.16              controlled by a person, under common control with a
                           person controlled by a person.

AGREEMENT                  The Franchise Agreement between RAGIN' RIBS
Introductory Paragraph     FRANCHISE CORP. and you.

ANTI-TERRORISM LAWS        Executive Order 13224 issued by the President of the
Section 1.3                United States, the USA PATRIOT 3 Act, and all other
                           present and future federal, state and local laws, ordinances, regulations, policies, lists and any other requirements of any governmental authority addressing or in any way relating to terrorist acts and acts of war.

BUSINESS ENTITY            A business organization like a corporation, limited
Section 1.5                liability company or partnership.

    TERM                                      DEFINITION
    ----                                      ----------

CAPITAL MODIFICATIONS      Additional capital that you may be obligated to
Section 10.3               invest in the Restaurant because of System Standards
                           modifications that we may make from time to time.

CLAIMS                     All obligations, damages (actual, consequential or
Section 18.4               otherwise) and costs reasonably incurred in the
                           defense of any claim against any of the Indemnified
                           Parties, including, without limitation, reasonable accountants', arbitrators', attorneys' and expert witness fees, costs of investigation and proof of facts, court costs, other expenses of litigation, arbitration or alternative dispute resolution and travel and living expenses.

COMPETITIVE BUSINESS       Any business or facility owning, operating or
Section 9                  managing, or granting franchises or licenses to
                           others to do so, any Restaurant or food service facility that offers casual dining and take-out of sandwiches, salads or any type of deli foods and beverages (other than a RAGIN' RIBS(R) Restaurant operated under a franchisE agreement with us) that features barbecue and/or ribs as more than 25% of the menu.

COMPUTER SYSTEM            The computer equipment and operating software that we
Section 10.12              periodically specify and that you must use in
                           developing and operating the Restaurant.

CONFIDENTIAL INFORMATION   Certain confidential information that we have
Section 8.1                developed relating to the development and operation
                           of RAGIN' RIBS(R) Restaurants, which includes (a) the System and thE know-how related to its use; (b) plans, specifications, size and physical characteristics of RAGIN' RIBS(R) Restaurant; (c) site selection criteria, land usE and zoning techniques and criteria; (d) methods in obtaining licensing and meeting regulatory requirements; (e) sources and design of equipment, furniture, forms, materials and supplies; (f) marketing, advertising and promotional programs for RAGIN' RIBS(R)
                           Restaurants; (g) staffing and delivery methods and techniques foR personal services; (h) the selection, testing and training of personnel for RAGIN' RIBS(R)
                           Restaurants; (i) the recruitment, qualification and investigation methods tO secure employment for employment candidates; (j) any computer software we make available or recommend for RAGIN' RIBS(R)
                           Restaurants; (k) methods, techniques, formats, specifications, procedures, information and systems related to and knowledge of and experience in the development, operation and franchising of RAGIN'
                           RIBS(R) Restaurants; (l) knowledge of specifications for and suppliers of certaiN products, materials, supplies, furniture, furnishings and equipment; (m) recipes, formulas, preparation methods and serving techniques; and (n) knowledge of operating results and financial performance of RAGIN' RIBS(R)
                           Restaurants other thaN those operated by you (or your affiliates); (o) e-commerce related data.

CONSTRUCTION               Construction of all required improvements to the
Section 4.1(c)             Site.

    TERM                                      DEFINITION
    ----                                      ----------

CONTROL                    The power to direct or cause the direction of
Section 19.16              management and policies.


CO-OP                      An association of RAGIN' RIBS(R)Restaurant owners
Section 11.7               that may be established in the geographic area in
                           which your Restaurant is located.

DISABILITY                 A mental or physical disability, impairment or
Section 14.5               condition that is reasonably expected to prevent or
                           actually does prevent you or an owner of a controlling interest in you from managing and operating the Restaurant.

E-COMMERCE                 Internet, Intranet, World Wide Web, wireless
Section 11.6               technology, digital cable, use of e-names, e-mail,
                           home pages, bulletin boards, chatrooms, linking, framing, on-line purchasing cooperatives, marketplaces, barter exchanges, and related technologies, methods, techniques, registrations, networking, and any electronic communication, commerce, computations, or any means of interactive electronic documents contained in a network of computers or similar devices linked by communications software or hardware.

EFFECTIVE DATE             Date of this Agreement.
Introductory Paragraph

E-NAMES                    URLs, domain names, website addresses, metatags,
Section 11.6               links, key words, e-mail addresses and any other
                           means of electronic identification or origin.

FAMILY MEMBER              Parents, spouses, offspring and siblings, and the
Section 19.16              parents and siblings of spouses.

FRANCHISE OWNER            You; one or more persons, a Business Entity, as the
Introduction               case may be.

FRANCHISE                  The franchise we grant to you to operate a
Section 2.1                RAGIN' RIBS(R)Restaurant

FRANCHISEE                 You; one or more persons, a Business Entity, as
Section 19.16              the case may be.

    TERM                                      DEFINITION
    ----                                      ----------

GROSS SALES                The aggregate gross amount of all revenues from
Section 5.5                whatever source derived (whether in the form of cash,
                           credit, agreements to pay or otherwise consideration, and whether or not payment is received at the time of sale or any such amounts provide uncollectable, excluding only sales or other tax receipts, the collection of which is required by law) which arise from or are derived from you or by any other person
                           (including subtenants and concessionaires) from business conducted in, on, from or through the Restaurant, whether such business is conducted in compliance with or in violation of the terms of this Agreement, including but not limited to revenue derived from the sale of services, and the sale of all merchandise goods sold in vending machines.

IMPROVEMENTS               Ideas, concepts, methods, techniques or improvements
Section 8.2                relating to your Restaurant that you or your
                           personnel may develop in the course of the operation of your Restaurant.

INDEMNIFIED PARTIES        Us, our affiliates and our respective shareholders,
Section 18.4               directors, officers, employees, agents, successors
                           and assignees that you must agree to indemnify, defend and hold harmless against and to reimburse any one or more of for all claims, obligations and damages and any and all taxes and any and all claims and liabilities directly or indirectly arising out of the Restaurant's operation (even if our negligence is alleged) or your breach of this Agreement.

LEASE ASSIGNMENT           Our then-current form of Lease Assignment of Lease
Section 3.2(a)             Agreement that you and any lessor must sign before
                           entering into a lease for the Site.

LEASE                      The lease for the Site.
Section 3.2(b)

MANUALS                    Our Manuals consisting of such materials (including,
Section 10.1               as applicable, audiotapes, videotapes, magnetic
                           media, computer software and written materials) that we generally furnish to franchisees from time to time for use in operating a RAGIN' RIBS(R) Restaurant

MARKS                      Certain trademarks, trade names, service marks, and
Section 1.1                other commercial symbols used in the operation of the
                           Restaurants including the trade and service mark, "RAGIN' RIBS(SM) and design," and "RAGIN' RIBS(SM)" and associated logos, Art, copyrighted works, designs, artwork and trade dress, trademarks, service marks, commercial symbols and e-names that we create, commission, use, promote and license or may create, commission, use and license.

MIS SYSTEM                 The reporting and accounting systems we specify that
Section 10.6               you must utilize to report gross sales and other
                           business information to us

NOTIFICATION DATE          The date on which we notify you whether or not we are
Section 17.5(a)            exercising our option upon termination of this
                           Agreement to purchase the Restaurant from you, including the leasehold rights to the Site.

    TERM                                      DEFINITION
    ----                                      ----------

OPERATING ASSETS           All fixtures, furnishings, equipment (signs,
Section 4.3                including cash registers, telecopiers and computer
                           hardware and software) used in connection with your Restaurant.

OWNER                      Any person holding a direct or indirect, legal or
Section 19.16              beneficial ownership interest or voting rights in
                           another person (or a transferee of this Agreement or an interest in you), including any person who has a direct or indirect interest in you or this Agreement and any person who has any other legal or equitable interest, or the power to vest in himself any legal or equitable interest, in the revenue, profits, rights or assets.

PERSON                     Any individual or Business Entity.
Section 19.16

PROPRIETARY MATERIALS      All articles that you must purchase from
Section 10.9               manufacturers or us or our approved suppliers that
                           are used in operating the Restaurant and bearing any of the Marks, including employee clothing (such as shirts, hats and aprons) and menus.

RAGIN' RIBS(R)             A unique restaurant service concept called "home meal
RESTAURANTS                replacement" operating under the Marks and our
Section 1.1                System.

RESPONSE NOTICE            Written notice given to you not more than 30 days
Section 15.2               after you give us notice of your election to acquire
                           a successor franchise of our decision: (1) to grant you a successor franchise; (2) to grant you a successor franchise on the condition that deficiencies of the Restaurant, or in your operation of the Restaurant, are corrected; or (3) not to grant you a successor franchise based on our determination that you and your owners have not substantially complied with this Agreement during its term.

RESTAURANT MATERIALS       All supplies, materials and food and beverage
Section 4.3                products for use in connection with your Restaurant.

RESTAURANT                 Restaurants that operate under the "RAGIN'
Section 1.1                RIBS(R)" name.

ROYALTY                    A royalty in the amount of 4% of your Gross Sales
Section 5.2                for each week.

SECTION                    A section or subsection of this Agreement.
Section 19.16

SITE                       Location that we have approved for your RAGIN'
Section 2.1                RIBS(R) Restaurant.

SOFTWARE                  The software we designate for your use.
Section 10.12

    TERM                                      DEFINITION
    ----                                      ----------

SYSTEM STANDARDS           Mandatory and suggested specifications, standards,
Section 10.1               operating procedures and rules that we prescribe from
                           time to time for the operation of a RAGIN' RIBS(R)
                           RestauranT and information relating to your other obligations under this Agreement and related agreements.

SYSTEM                     The distinctive business formats, methods,
Section 1.1                procedures, designs, layouts, signs, equipment,
                           menus, recipes, trade dress, standards and specifications and the Marks under which the Restaurants operate, all of which we (or our affiliates) may improve, further develop or otherwise modify from time to time.

TERM                       Begins on the Effective Date and expires 10 years
Section 2.1                after such date.

TRADE AREA                 The Site and a 5-mile radius around the Site.
Section 3.2

TRANSFER                   Your (or your owners') voluntary, involuntary, direct
Section 14.2               or indirect assignment, sale, gift or other
                           disposition of any interest in: (1) this Agreement;
                           (2) you; or (3) the Restaurant.

2
438483.2 07/21/03
438483.2 07/21/03
                                   EXHIBIT "B"
                                     TO THE
                           RAGIN' RIBS FRANCHISE CORP.
                               FRANCHISE AGREEMENT
                             DATED DECEMBER 29, 2003
                                      WITH
                                 JONATHON MASSIE
                                -----------------
                            (NAME OF FRANCHISE OWNER)

                                   TRADE AREA
                                   ----------



You and we agree as follows:

The Trade Area is as follows:

         Within a 3-mile radius from address of restaurant and within the boundaries of the Exclusive Territory License signed by Jonathon Massie dated December 6, 2003 whereby the boundary of the 3-mile radius ends at Interstate 4.

         [X]   Check if map is attached.


US:                                            YOU:

RAGIN' RIBS FRANCHISE CORP.                    JONATHON MASSIE
                                               RUBENS FOOD GROUP
                                               ---------------------------------
                                               [Business Entity Name]


By: /s/ Paul Smith                             By: /s/ Jonathon Massie
   ----------------------------                   ------------------------------
Name: Paul Smith                               Name: Jonathon Massie
     --------------------------                     ----------------------------
Title: President                               Title: President
      -------------------------                      ---------------------------
Date: 1/12/2004                                Date: 1/12/2004
     --------------------------                     ----------------------------